Prospectus Supplement No. 2 dated May 6, 2026	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated March 2, 2026)	Registration No. 333-288656

Citius Oncology, Inc.

6,818,182 Shares of Common Stock underlying the Warrants

272,727 Shares of Common Stock Underlying the Placement Agent’s Warrants

This prospectus supplement updates, amends and supplements the prospectus dated March 2, 2026 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of the Post-Effective Amendment to the Registration Statement on Form S-1 (Registration No. 333-288656). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2026 ( the “Current Report”). Accordingly, we have attached the Current Report and related exhibits to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CTOR.” The last reported closing price for our Common Stock on May 5, 2026, was $0.9569 per share.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 8 of the Prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2026

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41534	99-4362660
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement Transaction

On May 5, 2026, Citius Oncology, Inc. (the “Company”), entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with the holder of certain existing warrants to purchase up to an aggregate of 12,777,778 shares of the Company’s common stock, which consists of all of the 6,818,182 shares underlying warrants originally issued on July 16, 2025, all of the 5,142,858 shares underlying warrants originally issued on September 10, 2025, and 816,738 shares underlying warrants originally issued December 10, 2025, each with an exercise price of $1.09 per share (together, the “Induced Warrants”). As an inducement to the holder for exercising the Induced Warrants in cash at a reduced exercise price of $0.90 per share, the Company’s issued to the holder new warrants to purchase up to an aggregate of 25,555,556 shares of the Company’s common stock, which have similar terms to the Induced Warrants, other than an exercise price of $0.90 and the terms discussed below (the “New Warrants”).

The shares of common stock underlying the Induced Warrants originally issued on July 16, 2025 are registered on the Registration Statement on Form S-1 (Registration Statement No. 333-282792) for which Post-Effective Amendment No. 1 was filed with the SEC on February 20, 2026 and declared effective by the Securities Exchange Commission (the “SEC”) on March 2, 2026. The shares of common stock underlying Induced Warrants originally issued on September 10, 2025 and December 10, 2025 are registered on the Registration Statement on Form S-3 (Registration No. 333-292577) declared effective by the SEC on January 12, 2026

Exercise of the Induced Warrants for cash is subject to a beneficial ownership limitation of 9.99% (the “Beneficial Ownership Limitation”). To the extent that the Beneficial Ownership Limitation applies, the balance of any issuance of free trading shares of the Company’s common stock will be held in abeyance until notice from the warrant holder that the balance (or portion thereof) may be issued in compliance with such Beneficial Ownership Limitation, and those underlying shares of the Company’s common stock will be treated as having been prepaid, including the cash payment in full of the exercise price.

The New Warrants are exercisable upon the approval date by the Company’s stockholders for the issuance of the shares underlying the warrants (the “Stockholder Approval”). The New Warrants will expire five years after the later of (i) the effective date of the Stockholder Approval and (ii) the effective date the Resale Registration Statement (as defined below). The holder of the New Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of shares of common stock issuable upon exercise of the New Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

H.C. Wainwright and Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the warrant inducement transaction. In connection with the transaction, the Company agreed to pay Wainwright a cash fee of 7.0% of the aggregate gross proceeds the Company received in the warrant inducement transaction. The Company also agreed to reimburse Wainwright up to $50,000 for fees and expenses of legal counsel and $35,000 for non-accountable expenses. In addition, the Company granted placement agent warrants to Wainwright, or its designees, to purchase up to 894,444 shares of common stock (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are substantially the same as the terms of the New Warrants, except that the exercise price is $1.125 per share.

The aggregate gross proceeds to the Company from the warrant inducement transaction were approximately $11.5 million. The Company intends to use the net proceeds from the financings primarily to fund ongoing LYMPHIR commercialization efforts such as sales force expansion, market access initiatives, medical affairs activities, and manufacturing supply chain support, with the remainder to be used for working capital and general corporate purposes. The offering is expected to close on May 6, 2026.

Pursuant to the Warrant Inducement Agreement, the Company agreed for a period of 90 days after the closing date not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to certain exceptions. We have also agreed for a one-year period not to issue any shares of common stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the Warrant Inducement Agreement), subject to certain exceptions. In addition, the Company shall seek stockholder approval by written consent or hold an annual or special meeting of stockholders on or prior to the date that is 90 days following the closing date for the purpose of obtaining Stockholder Approval, and shall seek stockholder approval by written consent or call a meeting every 90 days thereafter to seek the requisite Stockholder Approval until the earlier of the date on which the Stockholder Approval is obtained or the New Warrants are no longer outstanding.

Additionally, pursuant to the Warrant Inducement Agreement, the Company has agreed to file a registration statement registering for resale the shares of common stock issuable upon exercise of the New Warrants within 30 days of the date of the Warrant Inducement Agreement, and have such registration statement declared effective no later than the earlier of (i) 60 days following such date (or 90 days following such date, if the SEC notifies the Company that it will “review” the registration statement) and (ii) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be reviewed (the “Resale Registration Statement”).

The Warrant Inducement Agreement contains customary representations, warranties and covenants of the Company and the holder. The representations, warranties and covenants contained in the Warrant Inducement Agreement were made solely for the benefit of the parties to the Warrant Inducement Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Warrant Inducement Agreement is incorporated herein by reference only to provide the holder with information regarding the terms of the Warrant Inducement Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

In connection with the transaction, the Company and the holder entered into a letter agreement for the purpose of amending the remaining outstanding warrants to purchase up to an aggregate of 15,697,024 shares of our common stock issued by the Company on December 10, 2025 (the “December Warrants”), to reduce the exercise price of the December Warrants to $0.90 per share, and to amend the exercise date to instead be exercisable commencing on the date of Stockholder Approval and amend the expiration date to instead be five years after the date of Stockholder Approval. All other terms of the December Warrants remain the same.

The foregoing descriptions of the New Warrants, the Placement Agent Warrants, the Warrant Inducement Agreement and Warrant Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each, forms of which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto, and incorporated herein by reference.

Third Amendment to Promissory Note

Prior to the warrant inducement transaction, on May 4, 2026, the Company and Citius Pharmaceuticals, Inc., a Nevada corporation (the “Parent”), entered into a Third Amendment to Promissory Note (the “Third Amendment”), which amends the promissory note, dated August 16, 2024, as previously amended on September 10, 2025 and December 10, 2025, issued by the Company to the Parent in the original principal amount of $3,800,111 (the “Promissory Note”), to, among other things, (i) conform the payment and maturity provisions of the Promissory Note to the Subordination Agreement (as defined below), such that the entire unpaid principal balance of the Promissory Note shall be payable on a date that is 91 days after the Senior Debt (as defined below) has been fully paid and the Loan Agreement (as defined below) has been terminated, (ii) eliminate all prior maturity triggers related to capital raises, issuances of debt or equity securities, or royalty-backed monetizations, (iii) prohibit prepayment of the Promissory Note in cash prior to the new maturity date, and (iv) add a voluntary conversion feature allowing the Parent, subject to the Company’s approval, to convert all or a portion of the outstanding principal into shares of common stock at a conversion price equal to $0.90 per share. All other terms of the Promissory Note remain the same.

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The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Loan Agreement

On May 5, 2026 (the “Closing Date”), the Company, and Citius Oncology Sub, Inc., a Delaware corporation (“Citius Sub”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) and a Supplement to the Loan and Security Agreement (together with the Loan and Security Agreement, the “Loan Agreement”), with Avenue Venture Opportunities Fund II, L.P., a Delaware limited partnership, as administrative agent and collateral agent (the “Agent”), and Avenue Venture Opportunities Fund II, L.P. and Avenue Growth Lending Fund III, L.P., a Delaware limited partnership, as lenders (collectively, the “Lenders”).

The Loan Agreement makes available to the Company term loans in an aggregate principal amount of up to $25.0 million (collectively, the “Loans”), with (i) $10.0 million to be funded on May 6, 2026 (“Tranche 1”), (ii) up to $7.0 million to be made available to the Company beginning on the later of (A) the date on which certain net revenue and liquidity milestones are achieved and (B) October 1, 2026, and continuing through December 31, 2026 (“Tranche 2”), and (iii) up to $8.0 million to be made available to the Company beginning on the later of (A) the date on which certain additional net revenue milestones are achieved and one or more Tranche 2 Loans have been drawn and (B) January 1, 2027, and continuing through March 31, 2027 (“Tranche 3”).

The Loans bear interest at an annual rate equal to the greater of (x) the sum of 6.00% plus the prime rate as reported in The Wall Street Journal and (y) 12.75%. The Loans are secured by a lien upon and security interest in all of the Company’s and Citius Sub’s assets, including intellectual property, subject to agreed exceptions. The maturity date of the Loans is November 1, 2029 (the “Maturity Date”).

The Loan Agreement does not contain any minimum cash requirement or other financial covenant. The Company will make interest only payments on the Loans until the 18-month anniversary of the Closing Date, subject to a 6-month extension if one or more Tranche 2 Loans have been drawn. The Loan principal is repayable in equal monthly installments from the end of the interest only period to the Maturity Date.

The Company may, at its option at any time, prepay the Loans in their entirety by paying the then-outstanding principal balance and all accrued and unpaid interest on the Loans, subject to a prepayment fee equal to (i) 3.00% of the principal amount outstanding if the prepayment occurs on or prior to the first anniversary following the Closing Date, (ii) 2.00% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, and (iii) 1.00% of the principal amount outstanding if the prepayment occurs after the second anniversary following the Closing Date.

The Company will pay a final payment of $1,062,500 on the earlier of (x) the Maturity Date and (y) the date that the Company prepays all of the outstanding principal amount of the Loans in full. On the Closing Date, the Company paid to the Lenders a commitment fee of $250,000.

The Loan Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes. The Loan Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in representations or warranties, the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company.

After the occurrence of an event of default, the Agent may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lenders’ commitments under the Loan Agreement and (ii) exercise any other right or remedy provided by contract or applicable law.

Pursuant to the Loan Agreement, each Lender will have the right, at any time while any Loan is outstanding, to convert up to its pro rata share of $4.0 million of the outstanding principal of the Loans (the “Conversion Option”) into shares of the Company’s common stock at a price per share equal to 120% of the exercise price of the Lender Warrants (as defined below) (the “Conversion Price”), subject to certain terms and conditions, including beneficial ownership limitations.

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In addition, the Company has agreed to use its reasonable best efforts to grant to each Lender the right to invest up to its pro rata share of $1.0 million in any issuance of equity securities of the Company after the Closing Date, on the same terms, conditions and pricing offered by the Company to other investors participating in such financing transaction (such right, the “Participation Right”). The Participation Right terminates 30 days after the repayment in full of all of the obligations under the Loan Agreement (other than inchoate indemnity obligations or other obligations that specifically survive termination).

Wainwright acted as exclusive origination, structuring and placement agent to the Company. In connection with the debt facility, the Company agreed to pay Wainwright a cash fee of 6.0% of the principal amount of debt committed to the Company. The Company also agreed to reimburse Wainwright for fees and expenses of legal counsel and $50,000 for expenses.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan and Security Agreement and the Supplement, which are filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Lender Warrants

In connection with the Loans, the Company will issue to each Lender warrants to purchase shares of the Company’s common stock (the “Lender Warrants”). The Lender Warrants entitle the Lenders, in the aggregate, to purchase a number of fully paid and nonassessable shares of common stock equal to the sum of $1 million, plus (i) 10% of the portion of the Tranche 2 Loans actually funded by the Lenders, plus (ii) 10% of the portion of the Tranche 3 Loans actually funded by Lenders, divided by the exercise price of $0.90.

The Lender Warrants are exercisable upon the Stockholder Approval and will expire five years after the date of the Stockholder Approval. Exercise of the Lender Warrants is subject to a Beneficial Ownership Limitation. Each Lender may exercise the Lender Warrants by making a cash payment equal to the exercise price multiplied by the quantity of shares or on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the Lender Warrants. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

The foregoing description of the Lender Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lender Warrant, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Subordination Agreement

In connection with the Loan Agreement, the Company, the Agent and Parent entered into a Subordination Agreement (the “Subordination Agreement”), pursuant to which all indebtedness and obligations of the Company to the Parent (the “Subordinated Debt”), including (i) amounts designated as “Due to Related Party” in the Company’s Form 10-K for the fiscal quarter ending December 31, 2025 (including, without limitation, any interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations relating thereto) and (ii) amounts owed under the Promissory Note are subordinated in right of payment to all obligations of the Company to the Agent and Lenders under the Loan Agreement (the “Senior Debt”). Under the Subordination Agreement, the Parent may not demand, receive or accept any payment on account of the Subordinated Debt until 91 days after the Senior Debt has been fully paid in cash and all financing agreements between the Agent, the Lenders and the Company have been terminated. The Parent has also agreed not to hold any lien on or security interest in any property of the Company securing the Subordinated Debt or contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the Agent’s security interest in any property of the Company while the Senior Debt remains outstanding.

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The foregoing description of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued in connection with (i) the New Warrants, (ii) the Placement Agent Warrants, (iii) the Conversion Option set forth in the Loan Agreement and (iv) the Lender Warrants, each as set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 3.02.

The securities described above will be offered and sold in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the New Warrants, the Placement Agent Warrants, the Loan Agreement, the Lender Warrants and any shares of common stock issuable thereunder have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC, or an applicable exemption from the registration requirements.

Item 8.01 Other Events.

On May 5, 2026, the Company issued a press release to announce the entry into the Warrant Inducement Agreement and entry into the Loan and Security Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of New Warrant.
4.2	Form of Placement Agent Warrant.
4.3	Form of Lender Warrant.
10.1	Form of Warrant Inducement Agreement, dated as of May 5, 2026, by and between Citius Oncology, Inc. and the holder signatory thereto.
10.2	Form of Warrant Amendment Agreement, dated as of May 5, 2026, by and between Citius Oncology, Inc. and the holder signatory thereto.
10.3	Third Amendment to Promissory Note, dated as of May 4, 2026, between the Company and the Parent.
10.4	Loan and Security Agreement, dated as of May 5, 2026, among the Company, Citius Sub, the Agent and the Lenders.
10.5*	Supplement to Loan and Security Agreement, dated as of May 5, 2026, among the Company, Citius Sub, the Agent and the Lenders.
10.6	Subordination Agreement, dated as of May 5, 2026, among the Parent, the Agent and the Company.
99.1	Pricing Press Release, dated as of May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibit will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS ONCOLOGY, INC.

Date: May 6, 2026	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Citius Oncology, Inc.

Warrant Shares:__________	Issue Date: May 6, 2026

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Stockholder Approval Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the date that is the five (5) year anniversary of the later of (i) Initial Exercise Date and (ii) the Effective Date, provided that, if such date is not a Trading Day, then the immediately following Trading Day (the “Termination Date”) but not thereafter, to subscribe for and purchase from Citius Oncology, Inc., a Delaware corporation (the “Company”), up to ________ shares of Common Stock (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Effective Date” means the date that the Resale Registration Statement (as defined in the Letter Agreement) has been declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Letter Agreement” means that certain letter agreement between the initial Holder hereof and the Company, dated as of May 5, 2026, pursuant to which such initial Holder agreed to exercise one or more warrants to purchase shares of Common Stock and the Company agreed to issue to the initial Holder this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the stockholders of the Company with respect to issuance of all of the Warrants and the Warrant Shares upon the exercise thereof.

“Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Delaware law.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 48 Wall Street, Floor 23, New York, New York 10005 and an email address of Admin1@astfinancial.com, and any successor transfer agent of the Company.

“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company pursuant to the Letter Agreement.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Warrant Share under this Warrant shall be $0.90, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and is listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and is listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX, and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and that for purposes of Rule 144 under the Securities Act the holding period of the Warrant Shares being issued may be tacked onto the exercising Holder’s holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming this Warrant is being exercised via cashless exercise), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99][9.99]% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company and its Subsidiaries, taken as a whole, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding shares of Common Stock or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the VWAP immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier), (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event will the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses, including, but not limited to, reasonable attorneys’ fees, excluding those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 11 Commerce Drive, 1st Floor, Cranford, NJ 07016, Attention: Jaime Bartushak, email address: [***], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. Other than Section 2(e) above and this Section 5(l), which may not be amended, modified or waived, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Citius Oncology, Inc.

By:
Name:
Title:

NOTICE OF EXERCISE

To:	Citius Oncology, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address :
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:___________________

Holder’s Address:____________________

Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PLACEMENT AGENT COMMON STOCK PURCHASE WARRANT

Citius Oncology, Inc.

Warrant Shares:__________	Issue Date: May 6, 2026

THIS PLACEMENT AGENT COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Stockholder Approval Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the date that is the five (5) year anniversary of the later of (i) Initial Exercise Date and (ii) the Effective Date, provided that, if such date is not a Trading Day, then the immediately following Trading Day (the “Termination Date”) but not thereafter, to subscribe for and purchase from Citius Oncology, Inc., a Delaware corporation (the “Company”), up to ________ shares of Common Stock (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is issued pursuant to that certain Engagement Agreement, by and between the Company and H.C. Wainwright & Co. LLC, dated October 24, 2025, as amended on November 14, 2025 (the “Engagement Agreement”).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Effective Date” means the date that the Resale Registration Statement (as defined in the Letter Agreement) has been declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Letter Agreement” means that certain letter agreement between the holders thereof and the Company, dated as of May 5, 2026, pursuant to which such initial holders agreed to exercise one or more warrants to purchase shares of Common Stock and the Company agreed to issue to the holders warrants.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the stockholders of the Company with respect to issuance of all of the Warrants and the Warrant Shares upon the exercise thereof.

“Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Delaware law.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 48 Wall Street, Floor 23, New York, New York 10005 and an email address of Admin1@astfinancial.com, and any successor transfer agent of the Company.

“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company pursuant to the Engagement Agreement.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Warrant Share under this Warrant shall be $1.125, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and is listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and is listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX, and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and that for purposes of Rule 144 under the Securities Act the holding period of the Warrant Shares being issued may be tacked onto the exercising Holder’s holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming this Warrant is being exercised via cashless exercise), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company and its Subsidiaries, taken as a whole, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding shares of Common Stock or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the VWAP immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier), (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall act as the warrant agent to the Holder.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof for the benefit of the Holder. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Holder shall have the right to request at any time the issuance of an ink-original warrant evidencing the ownership of this Warrant to such Holder, which shall be dated the Issue Date and delivered to the address specified by the Holder within one (1) Trading Day upon request.

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d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event will the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses, including, but not limited to, reasonable attorneys’ fees, excluding those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 11 Commerce Drive, 1st Floor Cranford, NJ 07016, Attention: Jaime Bartushak, Chief Financial Officer, email address: jbartushak@citiuspharma.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. Other than Section 2(e) above and this Section 5(l), which may not be amended, modified or waived, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Electronic Signatures. Electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Citius Oncology, Inc.

By:
Name:
Title:

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NOTICE OF EXERCISE

To:	Citius Oncology, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐  if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address :
(Please Print)

Phone Number:____________________

Email Address:_______________________

Dated: _______________ __, ______

Holder’s Signature:___________________

Holder’s Address:____________________

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Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (A) SUCH REGISTRATION, (B) AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (C) CITIUS ONCOLOGY, INC. OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS COMPLIANT WITH SUCH LAWS.

Date of Issuance: May 6, 2026

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

CITIUS ONCOLOGY, INC.

(Void after the Expiration Date)

This certifies that [AVENUE VENTURE OPPORTUNITIES FUND II, L.P.][AVENUE GROWTH LENDING FUND III, L.P.], a Delaware limited partnership, or permitted assigns (“Holder”), for value received, is entitled to purchase from CITIUS ONCOLOGY, INC., a Delaware corporation (“Company”), the Applicable Number (hereinafter defined) of fully paid and nonassessable shares of the common stock of Company (“Warrant Stock”), for cash, at a purchase price per share equal to the Exercise Price (hereinafter defined). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b), and this Warrant shall be deemed to have been exercised in full on such basis on the Expiration Date (hereinafter defined), to the extent not fully exercised prior to the Expiration Date. This Warrant is issued in connection with that certain Loan and Security Agreement and Supplement thereto, both dated as of the Date of Issuance (as amended, restated and supplemented from time to time, the “Loan Agreement” and the “Supplement”, respectively), between (among others) Company, as borrower, and Holder, as lender (“Lender”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement and the Supplement, unless the context would otherwise require (and if such Loan Agreement or Supplement are terminated at any time, such terms will have the meaning ascribed to them therein immediately prior to the effect of such termination).

In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated below:

“Applicable Number” means the number of shares of Warrant Stock purchasable hereunder obtained by dividing (a) the sum of (i) Six Hundred Thousand Dollars ($600,000), plus (ii) ten percent (10%) of the portion of the Tranche 2 Loans actually funded by Holder, plus (iii) ten percent (10%) of the portion of the Tranche 3 Loans actually funded by Holder by (b) the Exercise Price.

“Change of Control” means a transaction or series of related transactions: (a) involving any sale, lease, license, or other disposition of all or substantially all of the assets of Company; (b) involving any reorganization, consolidation, merger or other transaction involving Company where the holders of Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction; or (c) that results in any person or group becoming the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the Company’s outstanding securities; provided that the following transactions shall not be considered a Change of Control under this Warrant: (i) an issuance of equity securities for the primary purpose of raising capital; or (ii), the distribution of Company shares held by Citius Pharmaceuticals, Inc. (the “Parent”) to the stockholders of the Parent on a pro rata basis.

“Exercise Price” means $0.90.

“Market Disruption Event” means any of the following events: (a) any suspension of, or limitation imposed on, trading by the Principal Stock Exchange in shares of Warrant Stock during any period or periods aggregating one hour or longer and whether by reason of movements in price exceeding limits permitted by the Principal Stock Exchange or otherwise relating to Warrant Stock; or (b) the failure to open of the exchange or quotation system on which shares of Warrant Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours).

“Principal Stock Exchange” means the Nasdaq Capital Market or, if the Warrant Stock is not listed on the Nasdaq Capital Market, the principal national securities exchange or public quotation system on which Warrant Stock is then listed for trading or quoted.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Stock Exchange from the stockholders of the Company with respect to issuance of the Warrant and all of the Warrant Stock upon the exercise thereof.

“Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Delaware law.

“Trading Day” means any day on which (a) there is no Market Disruption Event, and (b) the Principal Stock Exchange is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern time) or the then standard closing time for regular trading on the relevant exchange or trading system.

As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to determine (i) the actual number and type of shares of Warrant Stock issuable upon exercise of this Warrant, or (ii) the Exercise Price, if applicable, Company shall deliver a supplement to this Warrant (subsequent to a request by Holder therefor), in substantially the form of Exhibit B attached hereto, specifying the total number and series of shares of Warrant Stock issuable hereunder after giving effect to the foregoing calculations, and otherwise completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of Company to deliver such supplement shall not affect the rights of Holder to receive the number and type of shares of Warrant Stock as set forth herein.

Subject to Section 4.3, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on the date that is the five (5) year anniversary of the Stockholder Approval Date (the “Expiration Date”), upon surrender to Company at its principal office at 11 Commerce Drive, 1st Floor, Cranford, NJ 07016 (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4.

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This Warrant is subject to the following terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares.

(a) Unless an election is made pursuant to Section 1(b), this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Warrant Stock (but not for a fraction of a share) which may be purchased hereunder for the Exercise Price multiplied by the number of shares to be purchased, by delivery of a form of subscription in substantially the form attached hereto as Exhibit A and payment in full of the purchase price thereof. Company agrees that the shares of Warrant Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the form of subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Warrant Stock so purchased (or the evidence of a book entry issuance, if applicable), together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered (or distributed via email, in the case of electronic stock certificates) to Holder by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in Section 1(b), in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder within a reasonable time. Each stock certificate so delivered shall be in such denominations of Warrant Stock as may be requested by Holder and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b) Holder, in lieu of exercising this Warrant by the cash payment of the Exercise Price pursuant to Section 1(a), may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Warrant Stock computed using the following formula:

Where:	X	=	the number of shares of Warrant Stock to be issued to Holder.

	Y	=	the number of shares of Warrant Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

	A	=	the Per Share Price (as defined in Section 1(c)) of one (1) share of Warrant Stock at the time the net issuance election under this Section 1(b) is made.

	B	=	the Exercise Price then in effect.

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Election to exercise under this Section 1(b) may be made by delivering a signed form of subscription to Company via electronic mail. Notwithstanding anything to the contrary contained in this Warrant, if as of the close of business on the last business day preceding the Expiration Date this Warrant remains unexercised as to all or a portion of the shares of Warrant Stock purchasable hereunder, then effective as of 9:00 a.m. (Pacific time) on the Expiration Date, Holder shall be deemed, automatically and without need for notice to Company, to have elected to exercise this Warrant in full pursuant to the provisions of this Section 1(b), and upon surrender of this Warrant shall be entitled to receive that number of shares of Warrant Stock computed using the above formula, provided that the application of such formula as of the Expiration Date yields a positive number for “X”.

(c) For purposes of Section 1(b), “Per Share Price” means the closing price or last sale price of one (1) share of Warrant Stock reported on the Principal Stock Exchange for the Trading Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of Warrant Stock are not then traded on the Principal Stock Exchange, then the Per Share Price of one (1) share of Warrant Stock shall be the fair market value thereof as determined by an independent appraiser of nationally recognized standing selected by mutual agreement of the Company and the Holder (the “Independent Appraiser”). If the Company and the Holder are unable to agree on an Independent Appraiser within ten (10) business days after either party’s written request for such determination, then each of the Company and the Holder shall, within five (5) business days thereafter, select an independent appraiser of nationally recognized standing, and the two appraisers so selected shall, within ten (10) business days of their selection, jointly select a third independent appraiser of nationally recognized standing to serve as the Independent Appraiser. The Independent Appraiser shall determine the Per Share Price based on relevant facts and circumstances at the time of cashless exercise under Section 1.2, including in the case of a Change of Control, the consideration receivable by the holders of Warrant Stock in such Change of Control and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the Warrant Stock. The Independent Appraiser shall deliver its written determination to the Company and the Holder within thirty (30) days of its engagement, and such determination shall be final and binding on all parties absent manifest error. The costs and expenses of the Independent Appraiser shall be borne equally by the Company and the Holder; provided, however, that if the Independent Appraiser’s determination of fair market value differs from the Company’s proposed valuation (if any) by more than ten percent (10%), then the Company shall bear all such costs and expenses. In the case of any dispute by Holder as to any other computation required to be made hereunder, such dispute shall be resolved by the Independent Appraiser in accordance with the procedures set forth in this Section, and such determination shall be final and binding on all parties absent manifest error.

2. Limitation on Transfer.

(a) This Warrant and the Warrant Stock issued upon exercise of this Warrant shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”). Each holder of this Warrant or the Warrant Stock issuable hereunder will cause any proposed transferee of the Warrant or Warrant Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2. Notwithstanding the foregoing and any other provision of this Section 2 but subject to the last sentence of Section 2(c), Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant at any time to any affiliate of Lender under the Loan Agreement, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferees(s) (and Holder, if applicable).

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(b) Each certificate representing (i) this Warrant, (ii) the Warrant Stock, and (iii) any other securities issued in respect to the Common Stock issued pursuant to this Warrant upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (A) SUCH REGISTRATION, (B) AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (C) CITIUS ONCOLOGY, INC. OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS COMPLIANT WITH SUCH LAWS.

(c) Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to Company and agrees (by acceptance of such transfer) that it will not transfer this Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction, (ii) pursuant to Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), (iii) Company receives an opinion of counsel, reasonably satisfactory to Company, that an exemption from such registration is available or (iv) the Company otherwise satisfies itself that such transaction is exempt from registration. Notwithstanding the foregoing or any other provision of this Section 2, Holder shall not transfer this Warrant (or securities issuable upon exercise hereof, or securities issuable, directly or indirectly, upon conversion of such securities, if any) to any competitor of Company, as determined in good faith by the Board, without the prior written consent of Company.

3. Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Warrant Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. Company will take all such action as may be necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Warrant Stock may be listed. Company will not take any action which would result in any adjustment of the Exercise Price (as described in Section 4) (i) if the total number of shares of Warrant Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Warrant Stock then outstanding and all shares of Warrant Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Warrant Stock then authorized by Company’s Charter, or (ii) if the par value per share of the Warrant Stock would exceed the Exercise Price.

4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1 Subdivision or Combination of Stock. In case Company shall at any time subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Warrant Stock of Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

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4.2 Dividends. If at any time or from time to time the holders of Warrant Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive,

(a) Warrant Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Warrant Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b) any cash paid or payable including as a cash dividend, or

(c) Warrant Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Warrant Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1), then and in each such case, Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Warrant Stock as of the date on which holders of Warrant Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3 Change of Control. In the event of a Change of Control, effective immediately prior to and contingent upon the consummation thereof, this Warrant shall automatically be exercised in full, and exchanged for a number of shares of Company’s Warrant Stock equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Change of Control and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) (as opposed to the cashless exercise provision set forth in Section 1(b)).  Company acknowledges and agrees that Holder shall not be required to make any payment (cash or otherwise) for such shares as further consideration for their issuance pursuant to the terms of the preceding sentence. This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3.

4.4 Reserved.

4.5 Notice of Adjustment. Upon any adjustment of the Exercise Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, Company shall give written notice thereof to Holder pursuant to Section 12. The notice, which may be substantially in the form of Exhibit B attached hereto, shall be signed by Company’s chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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4.6 Other Notices. If at any time:

(a) Company shall declare any cash dividend upon its Warrant Stock;

(b) Company shall declare any dividend upon its Warrant Stock payable in stock or make any special dividend or other distribution to the holders of its Warrant Stock;

(c) Company shall offer for subscription pro rata to all of the holders of its Warrant Stock any additional shares of stock of any class or other rights;

(d) there shall be any capital reorganization or reclassification of the capital stock of Company, or consolidation or merger of Company with, or sale of all or substantially all of its assets to, another entity;

(e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f) Company shall take or propose to take any other action, notice of which is actually provided to holders of the Warrant Stock;

then, in any one or more of said cases, Company shall give Holder, pursuant to Section 12, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Warrant Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Warrant Stock shall be entitled to exchange their Warrant Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

4.7 Certain Events. If any change in the outstanding Warrant Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Exercise Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give Holder of this Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

4.8 Reserved.

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4.9 Holder’s Exercise Limitations. Company shall not effect any exercise of this Warrant, and Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 above or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable notice of exercise, Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For the purposes of the foregoing sentence, the number of shares of Warrant Stock beneficially owned by Holder and its affiliates and Attribution Parties shall include the number of shares of Warrant Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Warrant Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of Company (including, without limitation, the conversion right under Part 2, Section 3(d) of the Supplement) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4.9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by Holder that Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4.9 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by Holder together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of Holder, and the submission of a notice of exercise shall be deemed to be Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by Holder together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.9, in determining the number of outstanding shares of Warrant Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by Company, or (C) a more recent written notice by Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, Company shall within one (1) Trading Day confirm in writing to Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by Holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon written election by Holder which is delivered to Company prior to the issuance of any Warrant Shares to such Holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Holder, upon notice to Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4.9, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 4.9 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.9 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section shall apply to a successor holder of this Warrant.

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5. Issue Tax. The issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant (or evidence of any such book entry issuance) shall be made without charge to Holder of this Warrant for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant being exercised.

6. Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. No dividends or interest shall be payable in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised; provided, however, that if any dividends are due or paid at any time on the underlying securities for which this Warrant is exercisable, then upon exercise, the securities issued to Holder shall be deemed to have accrued dividends and be paid identical dividends from the same time as the outstanding shares for which this Warrant is exercisable were first issued (or, if later, the Date of Issuance). No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8. Amendment of Charter. Unless Holder consents thereto in writing, Company shall not amend its Charter prior to the exercise of this Warrant if the Warrant Stock would be adversely affected by such amendment in a manner that would be more adverse to Holder with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant than, and substantially dissimilar to, such amendment’s effect on the other holders of Warrant Stock.

9. Registration Rights. If the Company is not subject to any statutory restrictions or restrictions under the Nasdaq Capital Market rules and regulations that would prevent such registration, upon request from a Holder, the Company shall promptly file a prospectus supplement to register for resale the shares of Warrant Stock issued upon exercise of this Warrant (the “Registrable Securities”); provided, however, that if the Company is prevented from filing such registration, the Company shall file such registration as soon as it is no longer prohibited from doing so pursuant to such statutory restrictions or restrictions under the Nasdaq Capital Market rules and regulations (and, in any event, as promptly as practicable thereafter). In the event of an underwriter cutback in any offering, Holders of Registrable Securities will be subject to cutback on a pro rata basis with and only to the same extent as the other holders of securities with registration rights in connection with such registration.

10. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder of this Warrant and of the holder of shares of Warrant Stock issued upon exercise of this Warrant, contained in Sections 6, 8, 9 and 19 shall survive the exercise of this Warrant.

11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

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12. Notices. Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be deemed to have been given (i) upon receipt if delivered personally, by email or by U.S. nationally recognized overnight courier or (ii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the opening paragraphs of this Warrant (or at such other location as Company may advise Holder in writing). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address provided by the respective party prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address provided by the respective party on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

13. Survival of Certain Obligations. All of the obligations of Company relating to the Warrant Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of and be binding upon the successors and permitted assigns of Holder. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of Company to Holder in respect of such rights.

14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

15. Lost Warrants or Stock Certificates. Company agrees that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Company shall, in lieu of issuing any fractional share, upon exercise, round up to the nearest whole number of shares of Warrant Stock to be issued to Holder.

17. Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1 Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

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17.2 Investment. It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Common Stock issuable upon exercise thereof, have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3 Rule 144. It acknowledges that this Warrant, the Warrant Stock and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4 Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5 Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18. Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1 Corporate Power. Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

18.2 Authorization. All corporate action on the part of Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by Company of this Warrant has been taken. This Warrant is a valid and binding obligation of Company, enforceable in accordance with its terms.

18.3 Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17, the offer, issuance and sale of this Warrant is, and the issuance of Warrant Stock upon exercise of this Warrant will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4 Listing; Stock Issuance. Company shall secure and maintain the listing of the Warrant Stock issuable upon exercise of this Warrant upon the Principal Stock Exchange or over-the-counter market upon which securities of the same class or series issued by Company are listed, if any. Upon exercise of this Warrant, Company will use commercially reasonable efforts to cause stock certificates (or electronic stock certificates, if applicable) representing the shares of Warrant Stock purchased pursuant to the exercise (or evidence of book entry issuance) to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

18.5 Charter Documents. Company has provided Holder with true and complete copies of Company’s Charter, By-Laws, and each Certificate of Designation or other charter document setting, forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the Date of Issuance.

18.6 Reserved.

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19. Counterparts; Electronic Signatures. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. Holder’s execution and delivery of Holder’s counterpart signature page to this Warrant via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute Holder’s effective execution and delivery of this Warrant and agreement to and acceptance of the terms hereof for all purposes. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any Holder of this Warrant pursuant to Section 2 or the enforcement of the terms hereof. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Warrant be required for any exercise of Holder’s rights hereunder, nor shall this Warrant or any physical copy hereof be required to by physically surrendered at the time of any exercise hereof.

20. Jurisdiction and Venue. Company and Holder each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in the State of Delaware; provided, however, that nothing in this Warrant shall be deemed to operate to preclude Holder from bringing suit or taking other legal action in any other jurisdiction to enforce a judgment or other court order in favor of Holder. Company expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Company hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Company in accordance with the Supplement and that service so made shall be deemed completed upon the earlier to occur of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

21. Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, COMPANY AND HOLDER EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES’ AGREEMENT TO THIS WARRANT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

[Remainder of this page intentionally left blank; signature page follows]

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[Signature Page to Warrant]

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the Date of Issuance.

CITIUS ONCOLOGY, INC.

By:
Name:
Title:

AGREED AND ACCEPTED:

HOLDER:

[AVENUE VENTURE OPPORTUNITIES FUND II, L.P.]
[AVENUE GROWTH LENDING FUND III, L.P.]

By:	[Avenue Venture Opportunities Partners II, LLC]
[Avenue Growth Lending Partners III, LLC]
Its:	General Partner

By:
Name:
Title:

EXHIBIT A

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: _____________________________

☐	The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) ________________ (_____) shares[1] (the “Shares”) of Common Stock of Citius Oncology, Inc. and herewith makes payment of _____________ Dollars ($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _________, whose address is ___________.

☐	The undersigned hereby elects to convert ______ percent (__%) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated ______________________

Holder: ______________________

By: ______________________

Its: ______________________

(Address)

__________________________

__________________________

[1]	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Warrant Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be issuable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated ______________________

Holder: ______________________

By: ______________________

Its: ______________________

EXHIBIT B

[On letterhead of Company]

Reference is hereby made to that certain Warrant dated May [●], 2026 issued by CITIUS ONCOLOGY, INC., a Delaware corporation (the “Company”), to [AVENUE VENTURE OPPORTUNITIES FUND II, L.P.][ AVENUE GROWTH LENDING FUND III, L.P.], a Delaware limited partnership (the “Holder”).

[IF APPLICABLE] The Warrant provides that the actual number and type of shares of Company's capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and Company wishes to confirm the actual number of shares issuable and the initial exercise price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustment(s) have been made to the Warrant: [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that Holder is entitled to purchase from Company __________________________, at the Holder’s option, either (i) (____________) fully paid and nonassessable shares of Company’s _________ Stock at a price of _________________________ Dollars ($__________) per share or (ii) (____________) fully paid and nonassessable shares of Company’s _________ Stock at a price of _________________________ Dollars ($__________) per share. The applicable Exercise Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this ___ day of ________________, 20___.

CITIUS ONCOLOGY, INC.

By:

Name:

Title:

Exhibit 10.1

Citius Oncology, Inc.

May 5, 2026

Holder of Common Stock Purchase Warrants

Re:	Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Citius Oncology, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) (i) the opportunity to receive new warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) a reduction in the Exercise Price (as defined in the Existing Warrants) of the warrants set forth on Exhibit A hereto (the “Existing Warrants”) held by you in consideration for exercising by you for cash all of the Existing Warrants, as set forth on the signature page hereto. The resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) has been registered pursuant to the registration statements on Form S-3 (File No. 333-292577) and Form S-1 (File No. 333-288656) (the “Registration Statement”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or resale of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to reduce the Exercise Price (as defined in the Existing Warrants) of the Existing Warrants to $0.90 per share (the “Reduced Exercise Price”). In consideration for the exercise in full for cash of all of the Existing Warrants held by the Holder at the Reduced Exercise Price as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company hereby offers to sell and issue you new unregistered Common Stock purchase warrants (the “New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares (the “New Warrant Shares”) of Common Stock equal to 200% of the number of Existing Warrant Shares issued pursuant to the Warrant Exercise hereunder, which New Warrants shall have an exercise price per share equal to $0.90, subject to adjustment as provided in the New Warrants, will be exercisable at any time on or after the Stockholder Approval Date and have a term of exercise of five (5) years after the later of (i) the Stockholder Approval Date and (ii) the Effective Date, provided that, if such date is not a Trading Day, the immediately following Trading Day, which New Warrants shall be substantially in the form as set forth in Exhibit B hereto.

The New Warrant certificate(s) will be delivered at Closing (as defined below), and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, will, unless and until their sales are registered under the Securities Act, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Existing Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 3:59p.m., Eastern Time, on May 5, 2026 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that issuance of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

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Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such first (1st) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

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If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 8:00p.m., Eastern Time, on the date hereof, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto within the time required by the Exchange Act. From and after the dissemination of such press release, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Existing Warrant Shares shall be issued at Closing free of any legends or restrictions on resale by Holder.

No later than the first (1st) Trading Day following the date of the public disclosure of the transactions hereunder, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by H.C. Wainwright & Co., LLC (the “Placement Agent”), settlement of the Existing Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date (as defined below), the Company shall issue the Existing Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Existing Warrant Shares, the Placement Agent shall promptly electronically deliver such Existing Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date”.

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or holders of Existing Warrants or other warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

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Sincerely yours,

Citius Oncology, Inc.

By:
Name:
Title:

[Holder Signature Page Follows]

5

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Warrants: _______________ (200% of the total Existing Warrants being exercised)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder signature page to CTOR Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)	Registration Obligations. As soon as reasonably practicable (and in any event within 30 calendar days of the date of this letter agreement), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date hereof (or within ninety (90) calendar days following the date hereof in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

e)	Trading Market. Except for as related to the Stockholder Approval, the transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, (iv) such filings as are required to be made under applicable state securities laws, and (v) Stockholder Approval.

g)	Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding. Notwithstanding the foregoing, the Company may satisfy this obligation by obtaining written consent from a majority of its issued and outstanding shares of Common Stock and submitting for filing with the SEC an Information Statement on Schedule 14C.

h) Subsequent Equity Sales.

(i) From the date hereof until ninety (90) days after the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents, other than the entry into an “at the market” offering with the Placement Agent as sales agent, provided that no shares of Common Stock are issued thereunder until after the expiration of the prohibition period in this Section (h)(i) or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than: the Resale Registration Statement referred to herein, in connection with Section (h)(i)(f) below, for an “at the market” offering with the Placement Agent as sales agent, or on Form S-8 in connection with any employee benefit plan). Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, consultants or vendors of the Company pursuant to any stock or option plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided that such issuances to consultants and vendors are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section (h)(i), (b) warrants to the Placement Agent in connection with the transactions pursuant to this letter agreement and in connection with Section (h)(i)(f) below and any securities upon exercise of warrants to the Placement Agent, if any, securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to one or more transactions related to clinical co-development investment and collaboration, synthetic royalty or revenue interest sale, sale (or other effective monetization) of revenue or royalty interests, or similar construct, all in respect of sales of the Company's products or conduct candidates, (d) non-convertible debt securities and debt securities from non-U.S. capital markets, commercial bank debt or lease transactions, (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that, such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section (h)(i), and, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (f) shares issuable upon the conversion of a promissory note issued by the Company to Citius Pharmaceuticals, Inc. dated August 16, 2024, as amended on September 10 and December 10, 2025 and May 4, 2026, warrants issued pursuant to a debt transaction to purchase up to a number of shares of Common Stock equal to up to $2.5 million divided by the Reduced Exercise Price, which shall be exercisable upon stockholder approval of the issuance of the shares of Common Stock issuable upon exercise of such warrants at an exercise price equal to or greater than the Reduced Exercise Price, and shares issued upon the conversion of up to $4 million of the debt facility at a conversion price equal to 120% of the Reduced Exercise Price.

(ii) From the date hereof until one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, (y) the entry into an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction, provided that no shares of Common Stock are issued thereunder until after the expiration of the prohibition period in Section (h)(i) above and (z) after the expiration of the prohibition period in Section (h)(i) above, the issuance of shares of Common Stock in an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

i)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

EXHIBIT A

Exhibit 10.2

May 5, 2026

Holder of Warrants to Purchase Common Stock set forth on Exhibit A attached hereto

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on or about the date hereof (the “Offering”) by Citius Oncology Inc. (the “Company”) of its common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase its Common Stock (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the Common Stock purchase warrants set forth on Exhibit A hereto (the “Existing Warrants”) by (i) reducing the Exercise Price (as defined therein) of the Existing Warrants to $0.90 per share and (ii) amending the Existing Warrants so that they will not be exercisable commencing on the date hereof and instead will be exercisable commencing on the Stockholder Approval Date (as defined in the securities purchase agreement in connection with the Offering) and will expire five (5) years after the Stockholder Approval Date (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Citius Oncology Inc.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to Warrant Amendment Agreement]

EXHIBIT A

EXISTING WARRANTS

●	15,697,024 warrants issued December 9, 2025

Exhibit 10.3

THIRD AMENDMENT TO PROMISSORY NOTE

This THIRD AMENDMENT TO PROMISSORY NOTE (this “Amendment”), dated as of May 4, 2026, is entered into by and between CITIUS ONCOLOGY, INC., a Delaware corporation (“Payor”), and CITIUS PHARMACEUTICALS, INC., a Nevada corporation (“Payee”).

R E C I T A L S

A. Payor executed and delivered to Payee that certain Promissory Note dated August 16, 2024, in the original principal amount of $3,800,111, as amended on September 10, 2025 and December 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”).

B. Payee and AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership, as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”) for the benefit of itself and Lenders (as defined in the Subordination Agreement), shall enter into a subordination agreement substantially in the form set forth in Exhibit A hereto (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), pursuant to which the indebtedness evidenced by the Note is subordinated to the Senior Debt (as defined in the Subordination Agreement).

C. Payor and Payee desire to amend the Note to, among other things, conform the payment and maturity provisions of the Note to the Subordination Agreement and to confirm their respective obligations thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Payor and Payee hereby agree as follows:

1.	Defined Terms

Capitalized terms used in this Amendment and not otherwise defined herein have the meanings assigned to them in the Note (as amended by this Amendment). In addition, the following new Section 13 is hereby inserted into the Note:

“13.	Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)	“Third Amendment Agreement” means that certain Third Amendment to Promissory Note dated as of May 4, 2026 by and between Payor and Payee.

(b)	“Loan Agreement” has the meaning assigned to such term in the Subordination Agreement.

(c)	“Maturity Date” means the date that is ninety-one (91) days after the first date on which each of the following conditions has been satisfied: (i) the Senior Debt has been indefeasibly paid in full in cash; (ii) no Senior Lender has any further commitment or obligation to extend credit to Payor; and (iii) the Loan Agreement has been terminated in accordance with its terms; provided, however, that if the Loan Agreement and/or the Subordination Agreement has not been executed as of any date of determination, the Maturity Date shall not occur until ninety-one (91) days after the first date on which all of the foregoing conditions have been satisfied after the execution of the Loan Agreement and the Subordination Agreement.

(d)	“Senior Agent” has the meaning assigned to the term “Agent” in the Third Amendment Agreement.

(e)	“Senior Debt” has the meaning assigned to such term in the Subordination Agreement.

(f)	“Senior Lender” has the meaning assigned to the term “Lender” in the Subordination Agreement.

(g)	“Standstill Period” means the period beginning on the date of the Third Amendment Agreement and continuing through the Maturity Date.

(h)	“Subordination Agreement” has the meaning assigned to such term in the Third Amendment Agreement.”

2.	Amendment to Section 1 (Principal) of the Note

Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

“1. Principal. The entire unpaid principal balance of this Note shall be payable on the Maturity Date. The principal balance may not be prepaid in cash prior to the Maturity Date. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Payor, be obligated personally for any obligations or liabilities of Payor hereunder.”

All references in the Note to the obligations thereunder becoming due upon the completion of any capital raise, the issuance of debt or equity securities, or any royalty-backed monetization of LYMPHIR (or any analogous trigger based on such events) are hereby deleted and shall be of no further force or effect.

For the avoidance of doubt, neither the closing of any debt or equity financing by Payor nor any royalty-backed monetization of LYMPHIR shall, in and of itself, cause any principal of, interest on, or other amounts owing under the Note to become due and payable before the Maturity Date.

3.	The following new Section 12 is hereby inserted into the Note:

“12. Conversion.

a) Voluntary Conversion. Notwithstanding anything herein to the contrary, at any time and from time to time, commencing on the date of this Amendment until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of common stock, par value $0.0001 per share (the “Common Stock”), at the option of Payee, subject to the approval of Payor. Payee shall effect a conversion by delivering to Payor a notice of conversion (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion amount.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.90 (the “Conversion Price”). The Conversion Price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon a Conversion. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal to be converted as provided in the applicable Notice of Conversion by (y) the Conversion Price (the “Conversion Shares”).

ii. Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), Payor shall deliver, or cause to be delivered, to Payee a certificate representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificates required to be delivered by Payor under this Section 12(c) shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless Payor or its Transfer Agent does not have an account with DTC and/or is not participating in the DTC/FAST System, in which case Payor shall issue and deliver to the address as specified in such Notice of Conversion a certificate registered in the name of Payee or its designee for the number of Conversion Shares to which Payee shall be entitled. The Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

2

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share that Payee would otherwise be entitled to purchase upon such conversion, Payor shall round down to the next whole share.

iv. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to Payee hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.”

4.	Acknowledgment of Subordination and Payment Standstill

Payor and Payee acknowledge and agree that the Note and all obligations evidenced thereby are and shall remain subject and subordinate in all respects to the Senior Debt and to the terms and conditions of the Subordination Agreement.

(a) During any Standstill Period, Payee shall not demand, sue for, accelerate, collect, accept or receive any payment or distribution on account of the Note in cash, or otherwise exercise any remedies with respect to the Note, except in each case to the extent expressly permitted under the Subordination Agreement.

(b) During any Standstill Period, Payor shall not make, and Payee shall not accept, any payment or distribution on account of the Note in cash, except to the extent expressly permitted under the Subordination Agreement.

(c) In the event of any conflict between the terms of the Note (as amended hereby) and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall control.

5.	No Default; Note Remains Outstanding

(a) Notwithstanding anything to the contrary in the Note, no failure by Payor to make any payment on account of the Note during any Standstill Period shall constitute a default, event of default, breach or cause for acceleration under the Note.

(b) The Note and the indebtedness evidenced thereby shall remain outstanding until paid in full in accordance with the Note, as amended by this Amendment, and the Subordination Agreement, and shall not be deemed satisfied, discharged, novated or otherwise extinguished by reason of any capital raise, any royalty-backed monetization of LYMPHIR, or the occurrence of any event that would have constituted a maturity trigger under the Note before giving effect to this Amendment.

6.	Further Conforming Changes

Any right of Payee under the Note to declare the obligations thereunder immediately due and payable, or to take any enforcement action with respect thereto, shall in all respects be subject to the Subordination Agreement and any applicable Standstill Period. All notices, demands and payment obligations under the Note shall be construed consistently with this Amendment.

7.	Reaffirmation; No Other Amendments

Except as expressly amended by this Amendment, the Note remains unmodified and in full force and effect. On and after the effective date of this Amendment, each reference in the Note to “this Note,” “hereof,” “hereunder” or words of similar import shall mean the Note as amended by this Amendment.

8.	Miscellaneous

(a) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts-of-law principles.

(b) This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(c) Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed signature page.

(d) This Amendment shall constitute a note document for all purposes of the Note and the Subordination Agreement.

[Signature Page Follows]

3

IN WITNESS WHEREOF, Payor and Payee have executed this Third Amendment to Promissory Note as of the date first written above.

PAYOR:		PAYEE:

CITIUS ONCOLOGY, INC.		CITIUS PHARMACEUTICALS, INC.

By:	/s/ Leonard Mazur	By:	/s/ Leonard Mazur
Name:	Leonard Mazur	Name:	Leonard Mazur
Title:	Chairman and Chief Executive Officer	Title:	Chairman and Chief Executive Officer

[Signature page to Third Amendment to Promissory Note]

EXHIBIT A

FORM OF SUBORDINATION AGREEMENT

[Signature page to Third Amendment to Promissory Note]

Exhibit 10.4

LOAN AND SECURITY AGREEMENT

Dated as of May 5, 2026

among

CITIUS ONCOLOGY, INC.,

a Delaware corporation

(“Company”)

and

CITIUS ONCOLOGY SUB, INC.,

a Delaware corporation

(“Citius Sub”)

and

AVENUE GROWTH LENDING FUND III, L.P.,

a Delaware limited partnership (“Avenue 3”),

as a lender

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership (“Avenue 2”),

as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”)

and as a lender (in such capacity, together with Avenue 3 and each other bank, financial institution or entity from time to time party hereto as a lender, a “Lender” and collectively, the “Lenders”)

LOAN AND SECURITY AGREEMENT

Borrower, Lenders and Agent have entered or anticipate entering into one or more transactions pursuant to which each Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower, Lenders and Agent which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement among the Parties (as amended, restated, supplemented or modified from time to time, collectively, this “Agreement”).

Accordingly, the Parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions. The terms defined in Article 11 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1 The Commitment. Subject to the terms and conditions of this Agreement, each Lender agrees to make term loans to Borrower from time to time from the Closing Date and to and including the Maturity Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to the order of each Lender, in the total principal amount of such Lender’s pro rata share of the Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account. Repayment of the Loans and payment of all other amounts owed to each Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).

2.3 Procedures for Borrowing.

(a) At least two (2) Business Days prior to the Closing Date, or at least five (5) Business Days prior to a proposed Borrowing Date other than the Closing Date (or, in each case, such lesser period of time as may be agreed upon by each Lender participating in the Loan in its sole discretion), Agent shall have received from Borrower a Borrowing Request. Each Borrowing Request shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Agent may reasonably request, including the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Standard Time on such Borrowing Date, each Lender shall make its pro rata share of the Loan available to Borrower in immediately available funds.

2.4 Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5 Intentionally Omitted.

2.6 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lenders interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7 Default Interest. Upon the occurrence and during the continuation of an Event of Default, any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

2.8 Late Charges. If Borrower is late in making any scheduled payment in respect of the Obligations by more than five (5) days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lenders or Agent for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lenders due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lenders and Agent to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Agent or Lenders.

2.9 Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by each Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lenders’ records shall be conclusive evidence thereof.

2.10 Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of the Obligations, each Loan Party hereby grants to Agent, for the ratable benefit of the Lenders, continuing security interests in all of the Collateral. In connection with the foregoing, each Loan Party authorizes Agent to prepare and file any financing statements describing the Collateral without otherwise obtaining any Loan Party’s signature or consent with respect to the filing of such financing statements. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.

(b) In furtherance of each Loan Party’s grant of the security interests in the Collateral pursuant to Section 2.10(a), each Loan Party hereby pledges and grants to Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or at any time thereafter following Agent’s request, the certificate or certificates for the Shares will be delivered to Agent, accompanied by an instrument of assignment duly executed in blank by such Loan Party, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, each Loan Party shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee(s). Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Except as provided in the following sentence, each Loan Party shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would constitute a violation of any of the terms of this Agreement. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default and Agent’s written notice to the applicable Loan Party of Agent’s intent to exercise its rights and remedies under this Agreement, including this Section 2.10(b).

(c) Each Loan Party is and shall remain absolutely and unconditionally liable for the performance of all Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due to each Lender under any of the Loan Documents.

(d) All Collateral pledged by the Loan Parties under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations have been satisfied and paid in full (other than inchoate indemnity obligations or other obligations that specifically survive termination).

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1 Due Organization. Borrower and each Subsidiary is a corporation, limited liability company or limited partnership, as applicable, duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by the Loan Parties are within such Loan Party’s powers, have been duly authorized, and are not in conflict with such Loan Party’s certificate of incorporation, by-laws, operating agreement or partnership agreement, as applicable, or the terms of any charter or other organizational document of such Loan Party, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of the Loan Parties party thereto, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3 Compliance with Applicable Laws. Borrower and each Subsidiary has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower or such Subsidiary, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4 No Conflict. The execution, delivery, and performance by each Loan Party of all Loan Documents to which it is a party are not in conflict with any law, rule, regulation, order or directive, or any indenture, material agreement, or undertaking to which any Loan Party is a party or by which any Loan Party may be bound or affected. Without limiting the generality of the foregoing, the issuance of the Warrants and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Company is bound or require the consent of any holders of Company’s securities other than consents which have been obtained on or prior to the Closing Date.

3.5 No Litigation, Claims or Proceedings. There is no litigation, Tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or a Subsidiary, their property or the conduct of their business which would reasonably be expected to result in damages or costs, including settlement payments, to Borrower of more than, individually or in the aggregate, the Threshold Amount not covered by independent third party insurance as to which liability has been accepted by the carrier providing such insurance.

3.6 Taxes. All tax returns and reports that Borrower and its Subsidiaries must file have been filed on time or extended, and Borrower and its Subsidiaries have paid all the taxes, assessments, deposits and contributions they owe at the foreign, federal, state and local levels, except for (i) those that Borrower and its Subsidiaries are challenging with proper and timely proceedings in good faith, as long as they have set aside or provided for enough funds to cover them, as GAAP requires, or (ii) those that do not add up to more than Thirty Thousand Dollars ($30,000) in total. Borrower does not know of any proposed claims or adjustments for any previous tax years of Borrower or its Subsidiaries that could make them owe, in the aggregate, more than Thirty Thousand Dollars ($30,000) in extra taxes.

3.7 Correctness of Financial Statements. Borrower’s consolidated financial statements which have been delivered to Agent fairly and accurately, in all material respects, reflect Borrower’s consolidated financial condition in accordance with GAAP as of the latest date of such financial statements (except with respect to unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments); and, since that date there has been no Material Adverse Change.

3.8 No Subsidiaries. As of the Closing Date, except as otherwise disclosed by Borrower to Agent pursuant to the Perfection Certificate, Borrower is not a majority owner of or in a control relationship with any other business entity.

3.9 Environmental Matters. To its knowledge, Borrower has concluded that Borrower and each Subsidiary is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.10 No Event of Default. No Default or Event of Default has occurred and is continuing.

3.11 Full Disclosure. None of the representations or warranties made by a Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of a Loan Party in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to any Lender prior to the Closing Date or pursuant to Section 5.2), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being recognized and understood by Agent and Lenders that projections and estimates as to future events provided by a Loan Party in good faith upon reasonable assumptions are not to be viewed as facts and that the actual results during the period or periods covered by any such projections and estimates may differ from projected or estimated results).

3.12 Specific Representations Regarding Collateral.

(a) Title. Except for (i) the security interests created by this Agreement, (ii) as set forth in the Schedule of Exceptions and (iii) Permitted Liens, (A) each Loan Party is and will be the unconditional legal and beneficial owner of the Collateral, and (B) the Collateral is genuine and subject to no Liens. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.

(b) Rights to Payment. The names of the obligors, amounts owing to each Loan Party, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Each Loan Party further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c) Location of Collateral. As of the Closing Date, each Loan Party’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.

(d) Business Names. Other than its full corporate name, neither Borrower or a Subsidiary has conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.13 Copyrights, Patents, Trademarks and Licenses.

(a) Borrower and each Subsidiary owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without known conflict with the rights of any other Person.

(b) To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes upon any rights held by any other Person.

(c) No claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened in writing, and, to Borrower’s knowledge, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

3.14 Regulatory Compliance. Each Loan Party has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, to the extent applicable to such Loan Party. No event has occurred resulting from any Loan Party’s failure to comply with ERISA that is reasonably likely to result in such Loan Party incurring any liability that could reasonably be expected to have a Material Adverse Effect. No Loan Party is required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations X, T and U of the Board of Governors of the Federal Reserve System). Each Loan Party, to the extent applicable to such Loan Party, has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.

3.15 Shares. Each Loan Party has full power and authority to create a first priority Lien on the Shares owned by such Loan Party and no disability or contractual obligation exists that would prohibit such Loan Party from pledging those Shares pursuant to this Agreement. To each Loan Party’s knowledge, there are no subscriptions, warrants, right of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued and are fully paid and non-assessable. To each Loan Party’s knowledge, the Shares are not the subject of any present or threatened, in writing, suit, action, arbitration, administrative or other proceeding, and no Loan Party knows of no reasonable grounds for the institution of any such proceedings.

3.16 Solvency. The fair salable value of the Loan Parties’ assets (including goodwill minus disposition costs) exceeds the fair value of the Loan Parties’ liabilities on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; Borrower and its Subsidiaries are able to pay their debts (including trade debts) as they mature.

3.17 Anti-Corruption Laws; Anti-Terrorism Laws; Sanctions and Patriot Act. Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by Borrower, its Subsidiaries and, in each case, their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions. Borrower, its Subsidiaries and, each case, their respective directors, officers, and, to the knowledge of Borrower, employees and agents, acting in their capacity as such, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions. None of Borrower, any Subsidiary or, in each case, any of their respective directors, officers or, to the knowledge of Borrower, employees or agents is a Sanctioned Person or a Blocked Person. No Loan, direct or, to Borrower’s knowledge, indirect use of proceeds, or other transaction by Borrower contemplated by this Agreement will violate the Patriot Act, Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions. None of Borrower, its Subsidiary’s or, in each case, their respective directors, officers, and, to the knowledge of Borrower, employees, agents and representatives have, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office. None of Borrower’s or any Subsidiary’s principals or staff are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.

3.18 Healthcare Permits. (a) Borrower and the Subsidiaries have obtained all Healthcare Permits and other rights from, and have made all declarations and filings with, all applicable governmental authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the management and/or operation of their respective businesses; (b) each such Healthcare Permit is valid and in full force and effect, and Borrower and the Subsidiaries are in compliance with the terms and conditions of all such Healthcare Permits; and (c) neither Borrower nor any Subsidiaries have received notice from any governmental authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of Borrower or any Subsidiary, is any such action proposed or threatened in writing.

3.19 Compliance with Healthcare Laws.

(a) Borrower is in compliance in all material respects with all applicable Healthcare Laws. Without limiting the generality of the foregoing, Borrower has not received written notice by a governmental authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no investigation, inspection, audit or other proceeding involving allegations of any violation is, to the knowledge of Borrower, threatened in writing or contemplated.

(b) To the knowledge of Borrower, Borrower is not in default or violation of any law which is applicable to Borrower or its assets or the conduct of its business and Borrower has not been debarred or excluded from participation under a state or federal health care program, including any state or federal workers compensation program.

(c) Borrower is not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental authority.

3.20 Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1 Conditions to First Loan. The obligation of each Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Agent of the documents described below, duly executed and in form and substance satisfactory to each Lender and its counsel:

(a) Resolutions. A certified copy of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance by such Loan Party of the Loan Documents.

(b) Incumbency and Signatures. A certificate of the secretary of each Loan Party certifying the names of the officer or officers of such Loan Party authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c) Legal Opinion. The opinion of legal counsel for Borrower as to such matters as Agent may reasonably request, in form and substance satisfactory to Agent.

(d) Charter Documents. Copies of the organizational and charter documents of each Loan Party (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the Closing Date, certified by an officer of such Loan Party as being true, correct and complete.

(e) This Agreement. Counterparts of this Agreement (including this document and the initial Supplement), with all schedules completed and attached thereto, and disclosing such information as is acceptable to Agent.

(f) Financing Statements. Filing copies (or other evidence of filing satisfactory to Agent and its counsel) of such UCC financing statements with respect to the Collateral as Agent shall request.

(g) Intellectual Property Security Agreement. An Intellectual Property Security Agreement executed by each Loan Party in form and substance satisfactory to Agent.

(h) Account Control Agreements. Duly executed Account Control Agreements for all Deposit Accounts and Securities Accounts held with Israel Discount Bank and JPMorgan Chase Bank, N.A.

(i) Equity Raise. Evidence satisfactory to Agent that Borrower has received, on or after March 1, 2026, no less than Ten Million Dollars ($10,000,000) in unrestricted (including, not subject to any redemption, claw back, escrow or similar encumbrance or restriction) net cash proceeds from the sale of Borrower’s equity securities in a bona-fide equity financing round to investors, on terms and conditions reasonably acceptable to Agent.

(j) Subordination Agreement(s). Duly executed subordination agreement(s) in favor of Agent for all Subordinated Debt existing on the Closing Date (except as otherwise agreed by Agent in its sole discretion), together with copies of the underlying documents evidencing the Loan Parties’ Subordinated Debt with such creditor(s), as applicable.

(k) Subordinated Debt. Evidence that the maturity date of all of the Loan Parties’ Subordinated Debt existing on the Closing Date shall occur no earlier than ninety-one (91) days after the Maturity Date.

(l) Landlord Consent. Duly executed landlord’s consents in favor of Agent for each of Borrower’s leased locations containing Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000).

(m) Bailee Waiver. Duly executed bailee’s waivers in favor of Agent for each location where Borrower maintains Collateral with a third party valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000).

(n) Searches. UCC lien, intellectual property, judgment, bankruptcy and Tax lien searches of the Loan Parties from such jurisdictions or offices as Agent may reasonably request, all as of a date reasonably satisfactory to Agent and its counsel.

(o) Good Standing Certificate. A certificate of status or good standing of each Loan Party as of a date acceptable to Agent from the jurisdiction of such Loan Party’s organization and any foreign jurisdictions where such Loan Party is qualified to do business.

(p) Warrant. The Warrants issued by Borrower to each Lender exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified therein.

(q) Insurance Certificates. Insurance certificates and specific endorsements showing Agent as lender’s loss payee or additional insured on insurance policies as required pursuant to Section 5.5.

(r) Perfection Certificate. A duly executed copy of the Perfection Certificate.

(s) Financial Statements. (i) Audited consolidated financial statements of Borrower for its fiscal year ended as of September 30, 2025, (ii) unaudited consolidated financial statements of Borrower for each fiscal month ended after the date of the latest applicable financial statements delivered pursuant to clause (i) above and (iii) unaudited consolidated financial statements of Borrower for the first and second month of each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) above as to which such financial statements are available.

(t) KYC. (i) All documentation and other information regarding each Loan Party requested by Agent in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, (ii) a properly completed and signed IRS Form W-9 for Borrower, and (iii) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(u) Share Pledge. Stock power form executed by Borrower with respect to the capital stock of its Subsidiaries, together with stock certificate(s) evidencing ownership interests in such Subsidiaries.

(v) Other Documents. Such other documents and instruments as Agent or Lenders may reasonably request to effectuate the intents and purposes of this Agreement.

4.2 Conditions to All Loans. The obligation of each Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of the Loan Parties contained in Article 3 and Part 3 of the Supplement are true and correct in all material respects as of the date of the Borrowing Request and the Borrowing Date of such Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date.

(b) No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

(c) Borrowing Request. Borrower shall have delivered to Agent a Borrowing Request for such Loan and the related materials and documents required by and in accordance with Section 2.3(a).

(d) Note. Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e) Supplemental Lien Filings. Each Loan Party shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third-party waivers as Agent may reasonably request or as may be required in accordance with any applicable law, in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Agent’s Liens on the Collateral.

(f) Financial Projections. Borrower shall have delivered to Agent its business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations (other than inchoate indemnity obligations), each Loan Party will:

5.1 Notice to Agent. Promptly give written notice to Agent of:

(a) Any litigation or administrative or regulatory proceeding affecting Borrower or a Subsidiary where the amount claimed against Borrower or such Subsidiary is, individually or in the aggregate, at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by a Loan Party of any commercial tort claim where the amount claimed by Borrower exceeds One Hundred Thousand Dollars ($100,000), including brief details of such claim and such other information as Agent may reasonably request to enable Agent to better perfect its Lien in such commercial tort claim as Collateral.

(b) Any dispute which may exist between Borrower or a Subsidiary and any Governmental Authority or regulatory authority, except where such dispute could not reasonably be expected to have a Material Adverse Effect.

(c) The occurrence of any Default or any Event of Default, including a statement of an authorized officer of Borrower setting forth details of such Default or Event of Default and the action which the applicable Loan Party has taken or proposes to take with respect thereto.

(d) Any change in the location of any Loan Party’s places of business or location containing Collateral at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business (other than changes in location of (i) items of movable property such as laptop computers, and (ii) other Collateral with a book value of less than One Hundred Thousand Dollars ($100,000)).

(e) Except for matters disclosed in the Schedule of Exceptions, any dispute or default by a Loan Party or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect, and, to the extent Agent or any Lender requests, copies of all documentation relating thereto.

(f) Any other matter which has resulted or might reasonably result in a Material Adverse Change.

(g) Any Subsidiary that a Loan Party intends to acquire or create after the Closing Date.

(h) Any Key Person departing from or ceasing to be employed by a Loan Party within five (5) days after their departure from such Loan Party.

5.2 Financial Statements. Deliver to Lender or cause to be delivered to Agent by way of submission through Agent’s portfolio management website or as otherwise specified by Agent, in form and detail satisfactory to Agent the following financial and other information, which each Loan Party warrants shall be accurate and complete in all material respects:

(a) Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of the first and second month of each fiscal quarter, Company’s unaudited pro forma balance sheet as of the end of such period (prepared on a consolidated basis), and Company’s unaudited pro forma income statement and cash flow statement for such period and for that portion of Company’s financial reporting year ending with such period, attested by a responsible financial officer of Company as being complete and correct in all material respects and fairly presenting Company’s and each Subsidiary’s financial condition and the results of Company’s operations as of the date(s) and for the period(s) covered thereby; provided, that the financial statements delivered for the third month of each fiscal quarter may be delivered in draft form, subject to subsequent adjustment and finalization in connection with the quarterly financial statements delivered pursuant to Section 5.2(b).

(b) Year-End and Quarterly Financial Statements. As soon as available, but no later than ninety (90) days after the end of each financial reporting year, a complete copy of Company’s audit report (prepared on a consolidated basis), which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Company and satisfactory to Lenders (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records. As soon as available, but no later than forty-five (45) days after the end of each financial reporting quarter, a complete copy of Company’s quarterly financial report (prepared on a consolidated basis), which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such quarter, prepared in accordance with GAAP and attested by a responsible financial officer of Company as being complete and correct in all material respects and fairly presenting Company’s and each Subsidiary’s financial condition and the results of Company’s operations as of the date(s) and for the period(s) covered thereby.

(c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of Company (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Company is taking or proposes to take with respect thereto. If requested by Lender, a Compliance Certificate also shall be delivered to Lenders on the Closing Date.

(d) Government Required Reports. Promptly after sending, issuing, making available, or filing, copies of all reports, proxy statements, and financial statements that Company sends or makes available generally to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Company files or is required to file with the Securities and Exchange Commission, or any other Governmental Authority or regulatory authority having similar authority. Notwithstanding the foregoing, delivery by Borrower to the Securities and Exchange Commission or the availability of reports on EDGAR Online of any information required in this Section 5.2(d), within the period specified in this Section, shall be deemed to be compliance by the Borrower with this Section.

(e) Board Packages. In addition to the information described in Section 5.2(f), each Loan Party will promptly provide Agent with copies of (i) information and notices that it supplies to its shareholders, and (ii) all notices, minutes, consents and other materials, financial or otherwise, which it provides to its Board of Directors (collectively, “Board Packages”); provided, however, that no Loan Party need to provide Agent with copies of routine actions of its Board of Directors, such as option and stock grants under any Loan Party’s equity incentive plan in the normal course of business; and provided, further, however, that such shareholder materials and Board Packages may be redacted to the extent that (i) based on the advice of counsel, such Loan Party’s Board of Directors determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons, or (ii) such redacted material relates to Lenders (or such Loan Party’s strategy regarding the Loans or Lenders).

(f) Other Information. Such other statements, lists of property and accounts, budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, beneficial ownership tables (as updated) and information relating to equity and debt financings consummated after the Closing Date (including post-closing beneficial ownership table(s)), or other information, in each case, as any Lender may from time to time reasonably request.

5.3 [Reserved].

5.4 Existence. Maintain and preserve its existence, present form of business, and all rights and privileges necessary in the normal course of its business; and keep all of its property in good working order and condition, ordinary wear and tear excepted.

5.5 Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lenders. Such insurance policies must be in form and substance reasonably satisfactory to Lender, and shall list Agent as an additional insured or lender’s loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Agent. Borrower shall furnish to Agent such endorsements, and upon Agent’s or any Lender’s request, copies of any or all such policies.

5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (except with respect to unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments), and in compliance with the regulations of any Governmental Authority or regulatory authority having jurisdiction over the Loan Parties or Borrower’s business where noncompliance could reasonably be expected to have a Material Adverse Effect; and permit employees or agents of Agent, upon reasonable notice and at such reasonable times as Agent may request, at Borrower’s expense (not to exceed Two Thousand Five Hundred Dollars ($2,500) in any twelve (12) month period unless an Event of Default has occurred and is continuing), to inspect Borrower’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s books, accounts and records; provided that unless an Event of Default has occurred and is continuing, such inspections shall not occur more than once in any twelve (12) month period.

5.7 Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any Governmental Authority or regulatory authority having jurisdiction over, Borrower or any Subsidiary or their respective businesses, and with all material agreements to which any Loan Party is a party, except where the failure to so comply would not have a Material Adverse Effect.

5.8 Taxes and Other Liabilities. Pay all Borrower’s and such Subsidiary’s Indebtedness when due; pay (and cause each Subsidiary to pay) all Taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower or such Subsidiary (as applicable) shall maintain appropriate reserves; timely file (and cause each Subsidiary to timely file) all required Tax returns and reports (subject to any applicable extensions); and deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

5.9 Special Collateral Covenants.

(a) Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all commercially reasonable ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records, in all material respects, relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, Borrower hereby authorizes Agent’s and each Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment, after consultation with Borrower, with any Person which is or may be obligated thereon; provided that unless an Event of Default has occurred and is continuing, such inspections shall not occur more than once in any twelve (12) month period.

(b) Documents of Title. Not sign or authorize the signing of any financing statement or other document naming a Loan Party as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Agent, or those naming Agent as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c) Change in Location or Name. Without at least 30 days’ prior written notice to Agent: (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral (other than (i) moveable property such as laptop computers, and (ii) other Collateral with a book value of less than One Hundred Thousand Dollars ($100,000), jurisdiction of incorporation or its legal structure.

(d) Decals, Markings. At the request of Agent or any Lender, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Agent.

(e) Agreement with Persons in Possession of Collateral. Use commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of One Hundred Thousand Dollars ($100,000) per location as Agent may require, all in form and substance reasonably satisfactory to Agent. In addition, Agent shall have the right to require Borrower to use its commercially reasonable efforts to provide Agent with a Waiver for any Collateral that is located in a jurisdiction that provides for statutory landlord’s Liens and for any location at which the Person in possession of such Collateral has a Lien thereon. Notwithstanding anything to the contrary in this Section 5.9(e), Borrower, Agent and Lenders acknowledge and agree that all material Intellectual Property and Records that are maintained on items of Collateral for which Borrower is unable to provide a Waiver also shall be maintained or backed up in a manner sufficient that Agent shall be able to have access to such Intellectual Property and Records in accordance with the exercise of Agent’s rights hereunder.

(f) Certain Agreements on Rights to Payment. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize each Lender and Agent to initiate debit entries to Borrower’s Primary Operating Account through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest; (ii) provide Agent at least thirty (30) days’ notice of any change in Borrower’s Primary Operating Account; and (iii) grant Agent and each Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.11 Protection and Registration of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of each Loan Party’s and Subsidiary’s Intellectual Property; (ii) promptly advise Agent in writing of infringements or any other event that could reasonably be expected to adversely affect the value each Loan Party’s and Subsidiary’s Intellectual Property; and (iii) not allow any Intellectual Property material to any Loan Party’s and Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b) If a Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then such Loan Party shall provide written notice thereof to Agent in the next Compliance Certificate and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its commercially reasonable discretion to perfect and maintain a first priority perfected security interest in favor of Agent in such property within five (5) Business Days of such request. If a Loan Party intends to register any Copyrights or mask works in the United States Copyright Office, such Loan Party shall: (A) provide Agent with notice of such Loan Party’s registration of such Copyrights or mask works in the next Compliance Certificate together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (B) promptly execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its commercially reasonable discretion to perfect and maintain a first priority perfected security interest in favor of Agent in such Copyrights or mask works; and (C) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Company shall promptly provide to Agent copies of all applications that the Loan Parties file for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest in such property.

5.12 Anti-Corruption Laws and Sanctions.

(a) Provide true, accurate and complete information, in all material respects, in all product orders, reimbursement requests and other communications relating to Borrower and any Subsidiary and their respective products.

(b) Maintain in effect and apply policies and procedures designed to ensure compliance in all material respects by Borrower, its Subsidiaries and, in each case, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries, and, in each case, their respective directors, officers and, to the knowledge of Company, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

5.13 Use of Proceeds. Apply the proceeds of the Loans towards the funding of the working capital and general corporate purposes of Borrower. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

5.14 Post-Closing Obligations. Deliver to Agent, in form and substance acceptable to Agent: (a) within thirty (30) days of the Closing Date (or such later date as Agent may determine in its sole discretion in writing), a duly executed bailee waiver in favor of Agent for 200 Crossing Boulevard, 7th Floor, Bridgewater, New Jersey 08807; and (b) within forty-five (45) days of the Closing Date (or such later date as Agent may determine in its sole discretion in writing), evidence reasonably satisfactory to Agent that the Company has obtained any stockholder approval required by Nasdaq for the issuance of the Warrants and the shares of Warrant Stock (as defined in the Warrants) issuable upon exercise of the Warrants (the “Stockholder Approval”), including (i) a certified copy of the written consent(s) of the requisite stockholders approving the Stockholder Approval and (ii) a copy of the definitive Schedule 14C filed with the SEC and evidence of mailing or other distribution thereof (together with evidence that any applicable waiting period following such mailing or other distribution has elapsed).

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than inchoate indemnity obligations), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

6.1 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, except for Permitted Indebtedness.

6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of its property, except Permitted Liens and any negative pledge in respect of any asset subject to a Lien permitted by clause (c) of the definition of Permitted Liens. Each Loan Party, Agent and each Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of such Loan Party’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by a Loan Party or any Subsidiary shall constitute an Event of Default.

6.3 Dividends. Pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of its capital stock, except (a) dividends or other distributions paid by a Loan Party or a Subsidiary to another Loan Party, or a Subsidiary to another Subsidiary; (b) dividends or other distributions solely of capital stock (other than Disqualified Stock) of Company; (c) so long as no Event of Default has occurred and is continuing or shall result therefrom, repurchases of stock from directors, officers, employees or contractors upon termination of employment or services under reverse vesting or similar repurchase plans not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any calendar year; (d) the conversion of Company’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; and (e) the purchase, redemption or other acquisition of shares of Company’s capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock.

6.4 Fundamental Changes. (a) Liquidate or dissolve; (b) enter into any Change of Control; or (c) acquire all or substantially all of the capital stock or property of another Person. Notwithstanding anything to the contrary in this Section 6.4, Loan Parties and their Subsidiaries may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Agent an agreement in form and substance reasonably satisfactory to Agent, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of such Loan Party in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lenders shall be guaranteed by any Person that directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lenders, in each Lender’s sole discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lenders may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary, and (ii) a Loan Party may consolidate or merge with any Subsidiary provided that such Loan Party is the continuing or surviving Person.

6.5 Sales of Assets. Sell, offer for sale, assign, transfer, lease, license, donate, distribute or otherwise dispose of (a “Transfer”) any of Borrower’s or any Subsidiary’s assets except (a) non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer or deemed transfer of title of the licensed Intellectual Property nor have the same effect as a sale or assignment of the licensed Intellectual Property; (b) Transfers of worn-out, obsolete or surplus property (each as determined by Borrower or applicable Subsidiary in its reasonable judgment); (c) Transfers of Inventory in the ordinary course of business; (d) Transfers constituting Permitted Liens; (e) Transfers permitted in Section 6.3, 6.4, 6.6 or 6.7; (f) Transfers of assets (other than Intellectual Property) for fair consideration and in the ordinary course of its business, (g) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; and (h) exclusive licenses granted for the use of Intellectual Property as long as such exclusivity is limited to a discrete geographic region outside the United States and such licenses do not result in a legal transfer or deemed transfer of title of such Intellectual Property or have the same effect as a sale or assignment of such Intellectual Property.

6.6 Loans/Investments. Make or suffer to exist any loans, guaranties, advances, investments or Acquisitions (“Investments”), except for Permitted Investments.

6.7 Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, except (a) sales of equity securities by Company and incurrence of Subordinated Debt for capital raising purposes, (b) Permitted Investments, (c) employment and consulting arrangements, including stock options, employee compensation, and severance arrangements in the ordinary course of business and approved by Borrower’s Board of Directors, (d) customary reimbursement and indemnity arrangements in the ordinary course of business and approved by Borrower’s Board of Directors, and (e) Transfers permitted under Section 6.5.

6.8 Other Business. Engage in any material line of business other than the business Borrower conducts as of the Closing Date and any business substantially similar or related or incidental thereto.

6.9 Financing Statements and Other Actions. Fail to execute and deliver to Agent all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Agent to maintain a perfected first priority security interest in the Collateral in favor of Agent, subject to Permitted Liens; perform such other acts, and execute and deliver to Agent such additional conveyances, assignments, agreements and instruments, as Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or Agent’s rights, powers and remedies hereunder.

6.10 Compliance. (a) Become required to be registered as an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose; (b) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, all to extent applicable to such Loan Party; or (c) fail to comply with the Federal Fair Labor Standards Act, to extent applicable to such Loan Party, or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Agent’s Lien on the Collateral.

6.11 Other Deposit and Securities Accounts. Maintain any Collateral Account owned by a Loan Party or any Subsidiary except (i) Collateral Accounts as set forth in the Supplement, and (ii) other Collateral Accounts, in each case, subject to an Account Control Agreement or with respect to which such Loan Party (or such Subsidiary, as applicable) and Agent shall have taken such action as Agent reasonably deems necessary to obtain a perfected first priority security interest therein, subject to Permitted Liens. The provisions of the previous sentence shall not apply to any Excluded Account.

6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans and Indebtedness permitted by Section 6.1). Notwithstanding the foregoing, Agent and each Lender agrees that the conversion or exchange into Company’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

6.13 Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among the applicable Loan Parties, Agent and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, each Lender agrees that (a) the conversion or exchange into Company’s equity securities of any Subordinated Debt and (b) the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.

6.14 Subsidiaries.

(a) Acquire or create any Subsidiary, unless such Subsidiary (i) becomes, at Agent’s option, either an Additional Borrower or a Guarantor, together with appropriate documentation (including a joinder agreement, a Guaranty, financing statements and/or Account Control Agreements), all in form and substance satisfactory to Agent (including being sufficient to grant Agent, for the benefit of Lenders, a first priority Lien (subject to Permitted Liens) in and to the assets of such Subsidiary); (ii) provides to Agent appropriate certificates and powers, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (iii) provides to Agent all other documentation in form and substance satisfactory to Agent, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. For clarity, the Parties acknowledge and agree that Agent shall have the exclusive right to determine whether any such Person will be made an Additional Borrower or a Guarantor. Prior to the acquisition or creation of any such Subsidiary, Borrower shall notify Agent thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary.

(b) Sell, transfer, encumber or otherwise dispose of its ownership interest in any Subsidiary other than Permitted Liens.

(c) Cause or permit a Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by a Loan Party and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares, except to Borrower or a wholly owned Subsidiary of Borrower.

6.15 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (“Personal Property Leases”), except for Personal Property Leases of Equipment in the ordinary course of business that do not in the aggregate require it to make payments (including Taxes, insurance, maintenance and similar expenses which it is required to pay under the terms of any such lease) in any calendar year in excess of One Hundred Thousand Dollars ($100,000) in aggregate amount.

6.16 Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Not permit any of its directors, officers, employees and agents to: (a) take any action that would cause a violation of any Anti-Corruption Laws or any applicable Sanctions; (b) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law; or (d) directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, except in compliance with applicable law.

ARTICLE 7 - EVENTS OF DEFAULT

7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Event of Default, the obligation of each Lender to make any additional Loan shall be suspended. The occurrence and continuation of any of the following (each, an “Event of Default”) shall at the option of Agent, at the direction of Lenders (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Agent the right to exercise any other right or remedy provided by contract or applicable law:

(a) Borrower shall fail to pay when due any principal or interest under this Agreement or any Note, or any Loan Party shall fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days after the date the same first becomes due; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent, any Lender’s or any Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within three (3) Business Days after the date the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b) Any representation or warranty made, or financial statement, certificate or other document provided, by a Loan Party under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c) If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect.

(d) (i) Borrower or a Subsidiary shall fail to pay its debts generally as they become due, except with regard to any matters disclosed in the Schedule of Exceptions; or (ii) Borrower or a Subsidiary shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower or a Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower or a Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or such Subsidiary or is not dismissed within forty five (45) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of Borrower or a Subsidiary (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower or such Subsidiary pursuant to the provisions of Borrower’s or, as the case may be, such Subsidiary’s charter documents); or (iv) Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(e) Borrower or a Subsidiary shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Lender or to any Person in an amount, individually or in the aggregate, in excess of the Threshold Amount, except with regard to any matters disclosed in the Schedule of Exceptions.

(f) Any Governmental Authority or regulatory authority shall take any judicial or administrative action against Borrower or a Subsidiary, or any defined benefit pension plan maintained by Borrower or a Subsidiary shall have any unfunded liabilities, any of which, in the reasonable judgment of Agent could reasonably be expected to have a Material Adverse Effect.

(g) Except as otherwise permitted pursuant to Sections 6.4 or 6.5, any sale, transfer or other disposition of all or a substantial or material part of the assets of a Loan Party, including without limitation to any trust or similar entity, shall occur.

(h) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower or a Subsidiary which remain unsatisfied, unvacated or unstayed pending appeal for fifteen (15) or more days after entry thereof.

(i) There is a material impairment in the perfection or priority of Agent’s security interest in the Collateral.

(j) If a Guaranty ceases for any reason to be in full force and effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of a Guaranty, or if any Guarantor dies or becomes subject to any criminal prosecution, or any circumstances arise causing Agent, in good faith, to become insecure as to the satisfaction of any of any guarantor’s obligations under the Loan Documents.

(k) Any Loan Party shall fail to perform or observe any covenant contained in Sections 5.1(c), 5.2, 5.4, 5.5, 5.13, 5.14, or Article 6.

(l) Any Loan Party shall fail to perform or observe any covenant contained in Article 5 (other than Sections 5.1(c), 5.2, 5.4, 5.5, 5.13 or 5.14) or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within ten (10) days after the sooner to occur of such Loan Party’s receipt of notice of such breach from Agent or the date on which such breach first becomes known to any officer of such Loan Party (the “Notice Date”); provided, however that if such breach is not capable of being cured within such 10-day period and such Loan Party timely notifies Agent and each Lender of such fact and such Loan Party diligently pursues such cure, then the cure period shall be extended to the date requested in such Loan Party’s notice but in no event more than thirty (30) days from the Notice Date; provided, further, that such 30-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which is a willful and knowing breach by any Loan Party.

7.2 Remedies upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the direction of the Lenders shall, accelerate and demand payment of all or any part of the outstanding Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 7.1(d), all of the Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act). Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence of an Event of Default, (i) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to such Loan Party; and (b) regardless of whether an Event of Default has occurred, (i) endorse such Loan Party’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly. Each Loan Party hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) have been satisfied in full and the Loan Documents (other than the Warrants) have been terminated. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) have been fully repaid and performed and the Loan Documents have been terminated. During the continuance of an Event of Default, Agent may, and at the direction of the Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents (other than the Warrants) or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive. The obligations of each Loan Party under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Agent or any Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of a Loan Party or otherwise, all as though such payment had not been made.

7.3 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the direction of the Lenders shall, sell all or any part of the Collateral, at public or private sales, to itself, the Lenders, a designee of Lender, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Agent or Lenders may deem commercially reasonable. To the extent permitted by law, each Loan Party hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Agent or Lenders may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser, but neither Agent nor any Lender shall incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Agent may, at the direction of Lenders, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence:

(1) Subject to the rights of any third parties, Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lenders shall in their sole discretion determine;

(2) Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Loan Parties in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and each Loan Party hereby releases Agent and each Lender from, and agrees to hold Agent and each Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Agent’s or any Lender’s gross negligence or willful misconduct; and

(3) Upon request by Agent, each Loan Party will execute and deliver to Agent a power of attorney, in form and substance reasonably satisfactory to Agent for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause (3), each Loan Party shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Agent.

(4) If, at any time when Agent or Lenders shall determine to exercise the right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Agent may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Agent or Lenders may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent may, at the direction of Lenders in their sole discretion (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B) as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5) Each Loan Party recognizes that Agent may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Each Loan Party also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Loan Parties and/or the Subsidiary would agree to do so.

7.4 Borrower’s Obligations upon Default. Upon the request of Agent, at the direction of Lenders, after the occurrence and during the continuance of an Event of Default, each Loan Party will:

(a) Assemble and make available to Agent the Collateral at such place(s) as Agent shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit Agent, by Agent’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Agent or any Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Each Loan Party and Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Each Loan Party hereby authorizes Agent, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Agent shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Agent shall be considered commercially reasonable so long as Lenders have made the determination in good faith based on information known to them at the time Agent takes any such action.

8.2 Performance of Loan Parties’ Obligations. Without having any obligation to do so, upon reasonable prior notice to a Loan Party, Agent may, at the direction of Lenders, perform or pay any obligation which such Loan Party has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of Taxes or Liens levied or placed on or threatened against the Collateral, provided that Lenders shall fund amounts necessary to make such payments ratably in accordance with the principal amount of the Loans held by each Lender. In so performing or paying, Agent and Lenders shall determine the action to be taken and the amount necessary to discharge such obligations. Each Loan Party shall reimburse Agent on demand for any amounts paid by Agent and each Lender pursuant to this Section, whereupon Agent shall promptly deliver to Lenders such payments, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Agent’s rights under this Agreement, each Loan Party hereby irrevocably appoints Agent, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which such Loan Party is obligated to do hereunder; to exercise such rights with respect to the Collateral as such Loan Party might exercise; to use such Inventory, Equipment, Fixtures or other property as such Loan Party might use; to enter such Loan Party’s premises; to give notice of Agent’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in such Loan Party’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Agent’s security interests in the Collateral. Each Loan Party hereby ratifies all that Agent shall lawfully do or cause to be done by virtue of this appointment.

8.4 Authorization for Agent to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Agent hereunder or thereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Agent to exercise such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its directors, officers, employees, agents or representatives be responsible to any Loan Party for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Agent may exercise this power of attorney without notice to or assent of the applicable Loan Party, in the name of the applicable Loan Party, or in Agent’s own name, from time to time in Agent’s sole discretion and at each Loan Party’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Agent may, at the direction of Lenders:

(a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c) Use or operate Collateral or any other property of a Loan Party for the purpose of preserving or liquidating Collateral.

(d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Agent for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Agent for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Agent may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Agent’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5 Application of Proceeds. Any Proceeds and other monies or property received by Agent pursuant to the terms of this Agreement or any Loan Document may be applied as follows:

(a) First, to Agent, the aggregate amount of all documented costs, expenses, indemnities and other amounts required to be reimbursed to Agent, in its capacity as such, until paid in full;

(b) Second, to Agent, for the ratable benefit of Lenders (in accordance with the portion funded by each Lender), the aggregate amount of all Obligations arising on account of payments made by Agent in accordance with Section 8.2, until repaid in full;

(c) Third, to Lenders, ratably in accordance with principal amount of the Loans held by each Lender, an amount equal to the aggregate documented costs, expenses, indemnities or other amounts then required to be reimbursed to Lenders, until paid in full;

(d) Fourth, to Lenders, ratably in accordance with the aggregate amount of any fees, premiums or similar payments due to each Lender in respect of the Loans held by such Lender, an amount equal to the aggregate fees, premiums or other similar such payments due to such Lender in respect of the Loans, until paid in full;

(e) Fifth, to Lenders, ratably in accordance with accrued and unpaid interest in respect of the Loans and the other Obligations due to each Lender, an amount equal to the aggregate accrued and unpaid interest on the Loans and other Obligations then due, until paid in full;

(f) Sixth, to Lenders, ratably in accordance outstanding principal due to each Lender in respect of the Loans, an amount equal to the aggregate principal outstanding in respect of the Loans then due, until paid in full;

(g) Seventh, to Agent and each Lender, ratably in accordance with any other Obligations due to such Lender, an amount equal to all other Obligations due and payable to Agent and each Lender, until paid in full; and

(h) Last, the balance, if any, to Borrower or as otherwise required by applicable law.

8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Agent to Lenders, then Borrower shall be liable for any such deficiency.

8.7 Agent Transfer. Upon the transfer of all or any part of the Obligations, Agent may transfer its rights hereunder on all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Agent hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Agent shall retain all rights and powers hereby given.

8.8 Agent’s Duties.

(a) Agent shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Agent shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Agent has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Agent be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Agent.

(b) Agent may at any time deliver the Collateral or any part thereof to the applicable Loan Party and the receipt of such Loan Party shall be a complete and full acquittance for the Collateral so delivered, and Agent shall thereafter be discharged from any liability or responsibility therefor.

(c) Neither Agent, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by a Loan Party or any other party through the ordinary negligence of Agent, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent.

8.9 Termination of Security Interests and Loan Documents. Upon the payment in full of the Obligations (other than inchoate indemnity obligations) and satisfaction of all of Borrower’s obligations under this Agreement and the other Loan Documents (other than the Warrants), and if Lenders have no further obligations to make Loans in connection with their Commitment, the security interest granted hereby shall terminate, all rights to the Collateral shall revert to the applicable Loan Party and this Agreement and the other Loan Documents shall terminate; provided that (i) those obligations, liabilities, covenants and terms that are expressly specified herein and in any other Loan Document as surviving that respective agreement’s termination, including without limitation, each Loan Party’s indemnity obligations set forth in this Agreement, shall continue to survive notwithstanding anything to the contrary set forth herein, and (ii) nothing set forth herein shall affect or be deemed to affect those obligations, liabilities, covenants and terms set forth in any warrant instrument issued to a Lender’s parent company or set forth in any other equity securities or convertible debt securities of Company acquired by any Lender in connection with this Agreement. Upon any such termination, Agent shall (i) return all Collateral in its possession or control to the applicable Loan Party and, at each Loan Party’s expense, execute and deliver to such Loan Party the documents as such Loan Party shall reasonably request to evidence such termination, and (ii) authorize each Loan Party to file any uniform commercial code or other terminations to document the release reflected in this Section 8.9. In connection therewith, Borrower agrees to provide each Lender with such information as may be reasonably requested by such Lender as to whether the securities issuable upon the exercise of any Warrant issued in connection with this Agreement constitute “qualified small business stock” for purposes of Section 1202(c) of the Internal Revenue Code and Section 18152.5 of the California Revenue and Taxation Code.

ARTICLE 9 - GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile or electronic mail, or other authenticated message, charges prepaid, to the other Party’s or Parties’ addresses shown on the Supplement. Each party may change the address, facsimile number or email address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile or electronic mail, on the date of transmission.

9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of the Loan Parties, Lenders, Agent and their respective successors and assigns; provided, however, that no Loan Party may assign or transfer its rights or obligations under any Loan Document except as permitted under Section 6.4. Each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents, provided that, so long as no Event of Default has occurred and is continuing, neither Lender shall assign any of such rights or obligations to any competitor of Borrower. Without limiting the foregoing, any Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents to any Affiliate of such Lender. In connection with any of the foregoing, Lenders and Agent may disclose all documents and information which Lenders and Agent now or hereafter may have relating to the Loans, the Loan Parties, or Borrower’s business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower than are set forth in Section 9.13.

9.3 No Waiver. Any waiver, consent or approval by Agent and Lenders of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Agent and each Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lenders agree otherwise in writing.

9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by a Loan Party which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP. Notwithstanding the foregoing, the effect of any changes to GAAP that would require leases which are, or would have been, classified as operating leases under GAAP as it exists on the Closing Date to be classified and accounted for as capital leases under the revised GAAP (including by reason of adoption of FASB Accounting Standards Update 2016-02) shall be disregarded.

9.7 Indemnification; Exculpation. Each Loan Party shall pay and protect, defend and indemnify each Lender, Agent and each Lender’s and Agent’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Indemnified Parties”) against, and hold each Lender, Agent and each of such Indemnified Parties harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, reasonable and documented attorneys’ fees and costs) and other amounts incurred by each Lender, Agent and each of such Indemnified Parties, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between a Loan Party and a third party, or (iii) any contention that a Loan Party has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing to the extent incurred as the result of any Lender’s, Agent’s or any of such Indemnified Parties’ gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lenders.

9.8 Reimbursement. Each Loan Party shall reimburse each Lender and Agent for all documented costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by each Lender and Agent in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to each Lender’s and Agent’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due to each Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, (e) the protection, preservation or enforcement of any rights of Lenders or Agent under the Loan Documents, or (f) any reasonable out of pocket due diligence expenses, including site visits, inspection of assets, travel, industry consultants and database access fees. For the purposes of this Section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by any Lender or Agent, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.

9.9 Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents may be executed by electronic signatures. Each Loan Party, Agent and Lenders expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

9.10 Entire Agreement. The Loan Documents are intended by the Parties as the final expression of their agreement and therefore contain the entire agreement between the Parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by each Loan Party, Agent and each Lender.

9.11 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON-CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH LOAN PARTY, AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT AND EACH LENDER WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY, AGENT AND EACH LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13 Confidentiality. Agent and each Lender agrees to hold in confidence all confidential information that it receives from a Loan Party pursuant to the Loan Documents, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for Agent and each Lender; (b) to other professional advisors to Agent and each Lender; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Agent’s and each Lender’s investors and prospective investors (subject to the same confidentiality obligation set forth herein), and in Agent’s and each Lender’s SEC filings as required by law; (e) as required by law or legal process or in connection with any legal proceeding to which Agent, any Lender and any Loan Party are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Agent’s and any Lender’s rights hereunder to any assignee or participant (subject to the same confidentiality obligation set forth herein); (g) to Agent’s and each Lender’s subsidiaries or Affiliates in connection with their business with the Loan Parties (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or Governmental Authorities, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving Agent or any Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Agent’s and any Lender’s examination or audit. For purposes of this Section, Agent, each Lender and each Loan Party agree that “confidential information” shall mean any information regarding or relating to a Loan Party other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Agent or any Lender in violation of this Section, (ii) information which becomes available to Agent or any Lender from any other source (other than a Loan Party) which neither Agent nor the relevant Lender knows is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Agent or such Lender knows on a non-confidential basis prior to a Loan Party disclosing it to Agent or such Lender. In addition, each Loan Party agrees that Agent and each Lender may use Borrower’s name, logo and/or trademark in connection with certain promotional materials that Agent and any Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Agent and each Lender has a financing relationship with Borrower.

9.14 Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.

ARTICLE 10 - AGENCY.

10.1 Appointment. Each Lender hereby irrevocably appoints Avenue Venture Opportunities Fund II, L.P. to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

10.2 Indemnity. Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its respective Commitment percentage in effect on the date on which indemnification is sought under this Section 10.2, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, a Supplement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of each Loan and all other amounts payable hereunder. Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of any Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

10.3 Duties. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4 Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, telexes or e-mail, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Supplement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

10.5 Collateral Agent. The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations. Each Lender hereby authorizes Agent, on behalf of and for the ratable benefit of Lenders, in its capacity as collateral agent, to enter into any of the Loan Documents as secured party for purposes of acquiring, holding and enforcing all Liens on Collateral (and any other collateral from time to time securing the Obligations), and as Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document. All powers, rights and remedies under the Loan Documents may be exercised solely by Agent for the benefit of Lenders and Agent in accordance with the terms thereof. In the event of a foreclosure on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Lenders shall otherwise agree in writing) shall be entitled (subject to the proviso at the end of this sentence), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale; provided however, that neither Agent nor any Lender shall “credit bid” at any foreclosure and/or other public or private sale absent the consent of the Lenders. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) that bind Lenders with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other subordination agreement with respect to any Subordinated Debt.

10.6 Successor Agents. Agent may resign upon thirty (30) days’ notice to the Lenders and Borrower. If Agent shall resign in its capacity under this Agreement and the other Loan Documents, then the Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Agent in its capacity, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the Parties or any Lender. If no applicable successor agent has accepted appointment as such Agent in its capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

ARTICLE 11 - DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to a Loan Party (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by a Loan Party or from any other transaction, whether or not the same involves the sale of goods or services by a Loan Party (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of a Loan Party’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of a Loan Party’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to a Loan Party under all purchase orders and contracts for the sale of goods or the performance of services or both by a Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of a Loan Party), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Account Control Agreement” means any control agreement among (i) the depository institution at which a Loan Party (or, as applicable, its Subsidiary) maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party (or, as applicable, its Subsidiary) maintains a Securities Account or a Commodity Account, (ii) a Loan Party (or, as applicable, its Subsidiary), and (iii) Agent, pursuant to which Agent obtains control (within the meaning of the UCC) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

“Acquisition” means any transaction or series of related transactions (including, without limitation, by way of merger or in licensing arrangement) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business, product line or division or other unit of operation of a Person; (b) the acquisition of fifty percent (50%) or more of the capital stock of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower; or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing (other than “off-the-shelf” licenses)), any product, product line or intellectual property of or from any other Person.

“Additional Borrower” means a Person who becomes a Borrower after the Closing Date in accordance with Section 6.14(a).

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Company or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Blocked Person” means: (a) any Person listed in the annex to, or that is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” means, individually and collectively, jointly and severally, Company, Citius Sub, and each Additional Borrower.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by any Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of a Loan Party; (b) any reorganization, consolidation, merger or other transaction involving a Loan Party; (c) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (d) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Company, or to control the equity interests of Company entitled to vote for members of the Board of Directors or equivalent governing body of Company on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing fifty percent (50%) or more of the combined voting power of such securities (other than a sale to recognized venture capital investors in a transaction or series of transactions effected by Company for financing purposes, so long as Company identifies to Agent and each Lender the venture capital investors prior to the closing of the transaction and provides Agent and each Lender with a description of the material terms of such transaction). Notwithstanding the foregoing, the distribution of Company shares held by Citius Pharmaceuticals, Inc. to the stockholders of Citius Pharmaceuticals, Inc. on a pro rata basis shall not constitute a Change of Control.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of each Loan Party’s right, title and interest in and to the following property and other assets including, without limitation the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all cash, Cash Equivalents and liquid funds; (i) all Shares; (j) all other Goods and personal property of such Loan Party, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; (k) all Records; and (l) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include: (i) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law, and upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use application shall constitute Collateral; (ii) any contract, Instrument or Chattel Paper in which a Loan Party has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of such Loan Party therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407 and 9-408 of Article 9 the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and each Loan Party shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and to all rights, title and interests of each Loan Party in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper; or (iii) any Excluded Account.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.

“Commitment” means the obligation of each Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Commodity Account” means a “commodity account” as defined in the UCC.

“Compliance Certificate” has the meaning given to such term in Section 5.2(c).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means the applicable Designated Rate plus five percent (5%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Excluded Account” means any of the following Deposit Accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any Deposit Account opened after the Closing Date, in the next Compliance Certificate delivered after such Deposit Account is opened: (i) Deposit Accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or such Subsidiary’s employees, and (ii) zero balance accounts.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that a Loan Party may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or Cash Equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive Tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any regulatory agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantor” means any Subsidiary of Borrower that enters into a Guaranty.

“Guaranty” means a guaranty with respect to the Obligations, in form and substance satisfactory to Agent that may be entered into from time to time, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Healthcare Laws” means all applicable laws relating to the operation or management of hospitalist practices, the provision of hospitalist services, proper billing and collection practices relating to the payment for healthcare services, insurance law (including law related to payment for “no-fault” claims) and workers compensation law as they relate to the provision of, and billing and payment for, healthcare services, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of rehabilitative care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7); (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009; (c) the Medicare Regulations and the Medicaid Program (Title XIX of the Social Security Act); (d) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (e) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued; (f) any laws, regulations or administrative guidance with respect to fee splitting by healthcare professionals and the corporate practice of medicine in any jurisdiction in which any Borrower operates; and (g) any and all comparable state or local laws and other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (g) as may be amended from time to time and the regulations promulgated pursuant to each such law.

“Healthcare Permit” means, with respect to any Person, a permit issued or required under Healthcare Laws applicable to the business of Borrower, or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of Borrower.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person as lessee under capital leases; (vi) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vii) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (viii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (ix) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (x) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; and (xi) all obligations of others of any type described in clause (i) through clause (x) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Intellectual Property” means all of each Loan Party’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by each Loan Party in favor of Agent, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of a Loan Party for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of a Loan Party or is held by others for such Loan Party’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Key Person” is each of (a) Company’s Chief Executive Officer, which is Leonard Mazur as of the Closing Date, and (b) Company’s Chief Financial Officer, which is Jaime Bartushak as of the Closing Date.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” has the meaning specified in the Supplement.

“Loan Documents” means, individually and collectively, this Agreement, each Supplement, each Note, each Intellectual Property Security Agreement, and any other security or pledge agreement(s), any Warrant issued by Company in connection with this Agreement, any Account Control Agreement, any deed of guaranty provided by a Guarantor in favor of Agent and Lenders, any subordination agreement, any landlord waiver and consents, any bailee waiver and consents, any agreement identified therein as a “Loan Document” by Company and Agent, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Loan Party” means, individually and collectively, each Borrower and each Guarantor.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of any Loan Party; (b) a material impairment of (i) the ability of any Loan Party to perform under any Loan Document or (ii) the prospect of Borrower’s repayment of any portion of the Obligations; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Maturity Date” has the meaning specified in the Supplement.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of each Loan Party to each Lender or Agent now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than the Warrants), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by such Lender or Agent by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Loan Parties may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all documented attorneys’ fees and costs incurred by each Lender and Agent in connection with the collection on and enforcement thereof as provided for in any such Loan Document (other than the Warrants).

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Party” means a party to this Agreement.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Patriot Act” means the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 or any subsequent legislation that amends, supplements or supersedes such Act.

“Perfection Certificate” means that certain perfection certificate, dated as of the Closing Date, issued by each Loan Party in favor of Agent in connection with this Agreement.

“Permitted Indebtedness” means:

(a) unsecured Indebtedness incurred for the acquisition of supplies, inventory or other property or services on normal trade credit in the ordinary course of business;

(b) Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c) Indebtedness of the Loan Parties under this Agreement and the other Loan Documents;

(d) Subordinated Debt;

(e) any Indebtedness as shown on Schedule 6.1;

(f) Indebtedness secured by a Lien described in clause (c) of the defined term “Permitted Liens” not to exceed One Hundred Thousand Dollars ($100,000) in aggregate principal amount outstanding at any time;

(g) Indebtedness incurred under corporate credit cards not to exceed One Hundred Thousand Dollars ($100,000) in aggregate principal amount outstanding at any time;

(h) guaranties and similar surety obligations in respect of Indebtedness otherwise constituting Permitted Indebtedness;

(i) intercompany Indebtedness of any Loan Party or any Subsidiary owing to another Loan Party or Subsidiary; provided, that, with respect to any such Indebtedness that is owing by a Loan Party to a Subsidiary that is not a Loan Party, such Indebtedness is unsecured and otherwise constitutes a Permitted Investment;

(j) other unsecured Indebtedness not otherwise permitted by Section 6.1 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time; and

(k) extensions, refinancings and renewals of any of the foregoing; provided that the principal amount thereof is not increased.

“Permitted Investment” means:

(a) Cash Equivalents;

(b) temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(c) Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require any Loan Party to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Agent and each Lender, require such Loan Party to transfer ownership of non-cash assets to such joint venture or other entity;

(d) Investments (i) in any Loan Party, or (ii) in one or more wholly-owned foreign Subsidiaries of Borrower that is not a Loan Party with the prior written consent of Agent and each Lender;

(e) Investments as shown on Schedule 6.6;

(f) Investments accepted in connection with Transfers permitted by Section 6.5;

(g) non-cash loans approved by Company’s Board of Directors to employees, officers or directors relating to the purchase of equity securities of Company pursuant to employee stock purchase plans or agreements approved by Company’s Board of Directors, limited to an aggregate total of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(i) Investments permitted under Section 6.11;

(j) to the extent constituting Investments, Permitted Indebtedness;

(k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

(l) Investments by wholly owned Subsidiaries which are not Loan Parties in other wholly owned Subsidiaries or in a Loan Party;

(m) Other Investments up to Two Hundred Fifty Thousand Dollars ($250,000) per year in the aggregate.

“Permitted Lien” means:

(a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b) Liens for current Taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c) security interests on any property held or acquired by a Loan Party in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d) Liens in favor of Agent;

(e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an Account Control Agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Agent has been executed and delivered to Agent to the extent required under Section 6.11;

(f) materialmen’s, mechanics’, repairmen’s, warehousemen’s, carriers’, landlord’s (subject to Section 5.9(e)), employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than forty-five (45) days or are being contested in good faith by appropriate proceedings;

(g) any judgment, attachment or similar Lien, unless the judgment it secures exceeds the Threshold Amount and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within thirty (30) days of the entry thereof;

(h) licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5;

(i) Liens securing Subordinated Debt;

(j) Liens shown on Schedule 6.2;

(k) the interests of licensors under inbound licenses to Borrower;

(l) the interests of sub-lessees under subleases of real property;

(m) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(n) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature arising as a matter of law and incurred in the ordinary course of business; and

(o) zoning restrictions, easements, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Primary Operating Account” means the primary operating account specified by Borrower in Part 2, Section 7 of the Supplement.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to a Loan Party from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Loan Party from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to a Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (d) any claim of a Loan Party against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of a Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all of a Loan Party’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Rights to Payment” means all a Loan Party’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, or any sanctions authority of any other jurisdiction in which any Loan Party or Subsidiary is organized, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or any sanctions authority of any other jurisdiction in which any Guarantor or Foreign Subsidiary is organized.

“Securities Account” means a “securities account” as defined in the UCC.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Agent’s Liens on the Collateral.

“Shares” means one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Loan Party in any Subsidiary.

“SPAC Transaction” shall have the meaning set forth in the Supplement.

“Subordinated Debt” means Indebtedness (i) approved by Agent and each Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against a Loan Party following default have been made subordinate to the Liens of Agent and to the prior payment to each Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Agent and each Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Agent and each Lender in its sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries.

“Supplement” means that certain Supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between each Loan Party, Agent and each Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrants” collectively, (a) has the meaning specified in the Supplement, and (b) means any other warrant to purchase shares of stock issued by Company in favor of any Lender theretofore or thereafter, in each case, as amended, modified, supplemented or restated from time to time, and “Warrant” means any of them.

[Signature page follows]

[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BORROWER:

CITIUS ONCOLOGY, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and President

CITIUS ONCOLOGY SUB, INC.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	Chief Executive Officer

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

AVENUE GROWTH LENDING FUND III, L.P.

By:	Avenue Growth Lending Partners III, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

[Schedules to Loan and Security Agreement follow]

Schedules to

Loan and Security Agreement

dated as of May 5, 2026

among

Citius Oncology, Inc.

and

Citius Oncology Sub, Inc.

and

Avenue Growth Lending Fund III, L.P.

and

Avenue Venture Opportunities Fund II, L.P., as Agent

and

the Lenders from time to time party thereto

Schedule of Exceptions

See attachment hereto.

Exhibit 10.5

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Such excluded information has been marked with “[***]”.

SUPPLEMENT

to the

Loan and Security Agreement

dated as of May 5, 2026

among

CITIUS ONCOLOGY, INC.,

a Delaware corporation
(“Company”)

and

CITIUS ONCOLOGY SUB, INC.,

a Delaware corporation

(“Citius Sub”; together with Company and each Additional Borrower, individually and collectively, “Borrower”)

and

AVENUE GROWTH LENDING FUND III, L.P.,

a Delaware limited partnership (“Avenue 3”),

as a lender

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership (“Avenue 2”),

as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”)

and as a lender (in such capacity, together with Avenue 3 and each other bank, financial institution or entity from time to time party hereto as a lender, a “Lender” and collectively, the “Lenders”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of May 5, 2026 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrower, Lenders and Agent. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 11 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the Parties agree as follows:

Part 1 - Additional Definitions:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.

“Commitment Fee” is defined in Part 2, Section 4.

“Conversion Option” is defined in Part 2, Section 3(d).

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the greater of (i) the sum of (A) the Prime Rate plus (B) six percent (6.00%), and (ii) twelve and three-quarters of one percent (12.75%). Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

[***]

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations, official guidance or interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing any of the foregoing.

“First Milestone Date” means the first date on which Borrower has provided evidence to Agent, satisfactory to Agent in its sole discretion, on or prior to December 31, 2026, that: [***].

“First Milestone Measurement Date” means the last day of the calendar month ending on or immediately prior to the proposed date of drawdown of the initial Tranche 2 Loan.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to One Million Sixty-Two Thousand Five Hundred Dollars ($1,062,500).

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[***]

“Growth Capital Loan” means any Loan requested by Borrower and funded by a Lender under its Commitment.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

“Indemnified Tax” means Taxes imposed on or with respect to any payment made by or on account of any obligation of Borrower to Agent or any Lender under the Loan Documents; provided, however, that Indemnified Taxes shall not include any of the following Taxes imposed on or with respect to Agent or such Lender (or their assignees) or required to be withheld or deducted from a payment to Agent or such Lender (or their assignees): (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Agent or such Lender (or their assignees) being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between Agent or such Lender (or their assignees) and the jurisdiction imposing such Tax; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Agent or such Lender (or their assignees) with respect to an applicable interest under this Agreement pursuant to a law in effect on the date on which (i) Agent or such Lender (or their assignees) acquires such interest in this Agreement or (ii) Agent or such Lender (or their assignees) changes its lending office; and (c) any U.S. federal withholding Taxes imposed under FATCA.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the eighteenth (18th) month anniversary of the Closing Date; provided, however, that such period shall be extended for six (6) months (i.e., the twenty-fourth (24th) month anniversary of the Closing Date) if as of the last day of the Interest-only Period then in effect, Borrower has drawn one or more Tranche 2 Loans; provided, further, however, that the Interest-only Period shall not exceed twenty-four (24) months.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means November 1, 2029.

[***]

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i) if the prepayment occurs during the period commencing on the Closing Date and ending on (but including) the first anniversary of the Closing Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by three percent (3.00)%;

(ii) if the prepayment occurs during the period commencing on the day after the first anniversary of the Closing Date and ending on (but including) the second anniversary of the Closing Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by two percent (2.00%); and

3

(iii) if the prepayment occurs during the period commencing on the day after the second anniversary of the Closing Date and ending on (but excluding) the Maturity Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by one percent (1.00%).

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by JPMorgan Chase as its prime rate in effect at its principal office in the State of New York (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

“Pro-Rata Share” means as to any Lender, a percentage equal to (a) such Lender’s Commitment, divided by (b) the aggregate Commitments of all Lenders.

“Second Milestone Date” means the first date on which Borrower has provided evidence to Agent, satisfactory to Agent in its sole discretion, on or prior to March 31, 2027, that: [***].[***] “Threshold Amount” means Two Hundred Fifty Thousand Dollars ($250,000).

“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 2 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 2 Loan” is defined in Part 2, Section 1(a)(ii).

“Tranche 2 Milestone Date” means the later of (a) the First Milestone Date, and (b) October 1, 2026; provided, the Tranche 2 Milestone Date shall be deemed not to have occurred unless and until the First Milestone Date has also occurred.

“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 3 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 3 Loan” is defined in Part 2, Section 1(a)(iii).

“Tranche 3 Milestone Date” means the later of (a) the Second Milestone Date, and (b) January 1, 2027; provided, the Tranche 3 Milestone Date shall be deemed not to have occurred unless and until the Second Milestone Date has also occurred.

“Warrant” is defined in Part 2, Section 3(a).

4

Part 2 - Additional Covenants and Conditions:

1. Growth Capital Loan Facility.

(a) Tranches. Subject to satisfaction of the conditions precedent specified in Section 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement:

(i) Tranche 1. On the Closing Date, each Lender shall severally make, and Borrower agrees to draw, one (1) Growth Capital Loan to Borrower in a principal amount equal to such Lender’s Tranche 1 Commitment.

(ii) Tranche 2. Borrower may request, and each Lender shall severally make, beginning on the Tranche 2 Milestone Date and continuing through December 31, 2026, one or more Growth Capital Loans to Borrower in a principal amount not to exceed Lender’s Tranche 2 Commitment (such Loans, the “Tranche 2 Loans”).

(iii) Tranche 3. Borrower may request, and each Lender shall severally make, beginning on the Tranche 3 Milestone Date and continuing through March 31, 2027, one or more Growth Capital Loans to Borrower in a principal amount not to exceed Lender’s Tranche 3 Commitment (such Loans, the “Tranche 3 Loans”).

(b) Minimum Funding Amount; Maximum Number of Borrowing Requests. Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and in increments of Five Hundred Thousand Dollars ($500,000) thereafter (or such lesser amount remaining under such tranche); provided, however, that the initial Growth Capital Loan shall be funded on the Closing Date in the aggregate original principal amount of Ten Million Dollars ($10,000,000). Borrower shall not submit a Borrowing Request more frequently than once per calendar month.

(c) Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus interest at the Designated Rate for such month. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.

5

2. Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay all, but not less than all, outstanding Growth Capital Loans in whole, but not in part, at any time upon no less than five (5) Business Days’ prior written notice to the Lenders, by tendering to each Lender a cash payment in respect of such Loans in an amount determined by such Lender equal to the sum of: (i) the aggregate outstanding principal amount of such Loans; (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the Prepayment Fee; and (iv) the Final Payment; provided that, if a Lender has not yet exercised its rights under Section 3(d), Borrower shall provide written notice of prepayment at least ten (10) days in advance of the proposed prepayment date and such Lender shall have the option, with respect to the Conversion Option, to exercise its rights pursuant to Section 3(d) by delivering written notice to Borrower at least two (2) Business Days in advance of the proposed prepayment date.

3. Issuance of Warrant and Right to Invest; Conversion Right.

(a) Warrant. As additional consideration for the making of its Commitment, each Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Company (the “Warrant”).

(b) Warrant General. The Warrant shall be in form and substance reasonably satisfactory to the applicable Lender.

(c) Right to Invest. Subject to the terms of this Section, Company shall use its reasonable best efforts to grant to each Lender (or its assignee or nominee) the right, in its discretion, but not the obligation, to invest up to its Pro-Rata Share of One Million Dollars ($1,000,000) in any issuance of equity securities of Company after the Closing Date (including in connection with any private placement of Company’s equity securities (excluding a registered direct offering), on the same terms, conditions, and pricing offered by Company to any investor existing at such time (including discounts and sweeteners); provided, however, such terms shall exclude a seat on Company’s Board of Directors, which may be offered to other investors at Company’s discretion. Company shall not unreasonably withhold, condition, or delay the grant of such right. The Company shall use its reasonable best efforts to provide to Agent as soon as practicable prior to entering into any such private placement, (A) written notice of its intention to undertake such private placement, (B) a summary of the principal terms (or draft term sheet), and (C) to the extent practicable, all information and due diligence materials made available to other prospective lead investors. Each Lender shall thereafter the time allocated in such notice and materials to elect in writing to participate in such private placement. This right shall terminate on the date that is thirty (30) days after the repayment of all Obligations under the Loan and Security Agreement (other than inchoate indemnity obligations or other obligations that specifically survive termination). Participation by any Lender pursuant to this Section shall not be deemed to confer “control” or impose fiduciary duties on any Lender and is in addition to any Warrant held by such Lender.

(d) Conversion Right. Each Lender shall have the right, in its discretion, but not the obligation, at any time and from time to time, while any Growth Capital Loan is outstanding, to convert an amount of up to its Pro-Rata Share of Four Million Dollars ($4,000,000) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Company’s unrestricted, freely tradeable common stock (the “Common Stock”) at a price per share equal to one hundred twenty percent (120.00%) of the Exercise Price set forth (and as defined) in the Warrant (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”). The Conversion Option will be exercised by such Lender delivering a written, signed conversion notice to Company in accordance with this Section 3(d) which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that the Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued, and (iv) a date on which the allotment and issuance of the shares is to take place.

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4. Commitment Fee. Borrower shall pay to each Lender a commitment fee in an amount equal to such Lender’s Pro-Rata Share of Two Hundred Fifty Thousand Dollars ($250,000) (the “Commitment Fee”), due and payable on the Closing Date, of which One Hundred Twenty-Five Thousand Dollars ($125,000) has been paid by Borrower to Avenue 2 as an advance deposit prior to the date hereof. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and such Lender’s pro rata share of the Commitment shall have been approved. If this condition is not satisfied, the One Hundred Twenty-Five Thousand Dollars ($125,000) advance deposit previously paid by Borrower shall be refunded. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5. Documentation Fee Payment. On the Closing Date, Borrower shall reimburse each Lender and Agent pursuant to Section 9.8(a) of the Loan and Security Agreement for (a) its documented reasonable attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and reasonable out of pocket diligence expenses, and (b) such Lender’s and Agent’s documented costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.

6. Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

7. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees due to each Lender will be automatically debited by each Lender from the same account. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.

8. Taxes. All payments by or on account of any obligation of Borrower under any Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by applicable law, regulation, or international agreement. If at any time any applicable law, regulation or international agreement requires Borrower to make any withholding or deduction for Tax from any such payment or other sum payable to Agent or any Lender, Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority. If such Tax deducted or withheld is an Indemnified Tax, then the sum payable by such Borrower shall be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent or such Lender (as the case may be) receives a net sum equal to the sum that it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. Borrower will, upon request, furnish Agent with proof satisfactory to Agent or such Lender (as the case may be) indicating that it has made such withholding payment.

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9. Compliance with Healthcare Laws. Borrower shall cause the operations and property of Borrower and each Subsidiary to comply with all applicable Healthcare Laws. Without limiting the foregoing, the operations and property of Borrower and each Subsidiary shall comply with HIPAA in all material respects. Borrower established and maintains a corporate compliance program that (i) addresses the material applicable laws, including all applicable Healthcare Laws, of governmental authorities having jurisdiction over its business and operations, and (ii) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs. As of the Closing Date, Borrower has delivered to Agent an accurate and complete copy of each material report, study, survey or other document of which Borrower has knowledge that addresses or otherwise relates to the compliance by Borrower and the Subsidiaries, with applicable Healthcare Laws.

10. Short Selling Restriction.  Each Lender covenants that it will not, and will not cause any person or entity, directly or indirectly, to engage in any “short sales” (as defined under Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended) of Company’s common stock or any other hedging strategies, including but not limited to any derivative instruments, that are designed to, or that might reasonably be expected to, result in the sale of Company’s common stock, for so long as such Lender has an outstanding principal balance under any Growth Capital Loan.

11. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Part 3 - Additional Representations:

Borrower represents and warrants that as of the Closing Date and, subject to any written updates of the information set forth below by Borrower to each Lender and Agent, each Borrowing Date:

a)	Its chief executive office is located at: 11 Commerce Drive – 1St Floor, Cranford, NJ 07016

b)	Its Equipment is located at: 11 Commerce Drive – 1St Floor, Cranford, NJ 07016

c)	Its Inventory is located at:

[***]

[***]

d)	Its Records are located at: 11 Commerce Drive – 1St Floor, Cranford, NJ 07016

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: N/A

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: TenX Keane Acquisition

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g)	Its state corporation identification number is:

Name	State Corporation ID No.
Citius Oncology, Inc.	[***]
Citius Oncology Sub, Inc.	[***]

h)	Its U.S. federal tax identification number is:

Name	Fed. Employer ID No.
Citius Oncology, Inc.	[***]
Citius Oncology Sub, Inc.	[***]

i)	Including Borrower’s Primary Operating Account identified in Section 6, Borrower maintains the following Deposit Accounts and investment accounts:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

Part 4 - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

[Remainder of this page intentionally left blank; signature page follows]

9

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

CITIUS ONCOLOGY, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chairman and Chief Executive Officer

CITIUS ONCOLOGY SUB, INC.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	Chief Executive Officer

Address for Notices:	11 Commerce Drive, 1st Floor
Cranford, NJ 07016
	Attn:	[***]
	Email:	[***]

[Signature page to Supplement to Loan and Security Agreement]

10

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address for Notices:	[***]

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

	By:	Avenue Venture Opportunities Partners II, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	[***]

AVENUE GROWTH LENDING FUND III, L.P.

	By:	Avenue Growth Lending Partners III, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	[***]

[Signature page to Supplement to Loan and Security Agreement]

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EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$____________________	[DATE]

The undersigned (“Borrower”) promises to pay to the order of [AVENUE VENTURE OPPORTUNITIES FUND II, L.P.][AVENUE GROWTH LENDING FUND III, L.P.], a Delaware limited partnership (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the greater of (i) the sum of (A) the Prime Rate plus (B) six percent (6.00%), and (ii) twelve and three-quarters of one percent (12.75%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein. In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Supplement to the Loan Agreement (as defined herein)).

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of May [●], 2026, among the Borrower, each other borrower party thereto, Lender, each other lender party thereto and Agent (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Section 1(c) of Part 2 of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any scheduled payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

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[Signature page to Promissory Note]

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile or electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes. The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof. Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

[BORROWER]

By:
Name:
Its:

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EXHIBIT “B”

FORM OF BORROWING REQUEST

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE

SCHEDULE 1

LENDER COMMITMENTS

[***]

Exhibit 10.6

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (the “Agreement”) is dated as of May 5, 2026, by and among (a) CITIUS PHARMACEUTICALS, INC., a Nevada corporation (“Creditor”), and (b) AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Avenue”), as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”) for the benefit of itself and Lenders.

R E C I T A L S

A. CITIUS ONCOLOGY, INC., a Delaware corporation (“Borrower”), together with each other borrower party to the Loan Agreement (as defined below) in such capacity thereto, has requested and/or obtained certain credit accommodations from Lenders which are or may be from time to time secured by assets and property of Borrower and one or more additional borrowers and/or guarantors party to the Loan Agreement in such capacity thereto.

B. Creditor has extended loans or other credit accommodations to Borrower pursuant to that certain Promissory Note, dated as of August 16, 2024, by and among Borrower and Creditor (as may be amended, modified, restated, replaced, refinanced or supplemented from time to time to the extent permitted by this Agreement, the “Promissory Note”).

C. To induce Lenders to extend credit to Borrower and, at any time or from time to time, at Lenders’ option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Lenders may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to Creditor (including, without limitation, principal and premium (if any) under (A) the amounts designated as “Due to Related Party” in the Borrower’s publicly filed quarterly report for the fiscal quarter ending December 31, 2025 (including, without limitation, any interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations relating thereto), and (B) the Promissory Note, including, but not limited to, interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), plus any dividends and/or distributions or other payments pursuant to call, put, or conversion features in connection with equity securities of Borrower issued to or held by Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Lenders; and (ii) all of Creditor’s security interests, if any, to all of Agent’s security interests in Borrower’s property (granted to Agent for the benefit of Lenders); provided, however, the Subordinated Debt shall not include any amounts payable by Borrower or any other borrower party to the Loan Agreement to Creditor from and after the date hereof pursuant to that certain Amended and Restated Shared Services Agreement, dated as of August 9, 2023, by and between Citius Oncology Sub, Inc. and Creditor (as amended from time to time, the “Shared Services Agreement”), including, but not limited to, the Service Fee (as defined in the Shared Services Agreement), out-of-pocket expenses and Indemnified Liabilities (as defined in the Shared Services Agreement).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor acknowledges and agrees that Creditor does not have a lien on or security interest in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral (as defined below), securing the Subordinated Debt. Creditor further acknowledges and agrees that until the Senior Debt has been fully paid in cash and Agent and Lenders’ agreements to lend any funds to Borrower have been terminated, (a) Borrower is prohibited from granting to Creditor any lien on or security interest in any property of Borrower to secure the Subordinated Debt, whether now owned or hereafter acquired, including, without limitation, the Collateral, and (b) Creditor shall not take any lien on or security interest in any property of Borrower whether now owned or hereafter acquired, including the Collateral, to secure the Subordinated Debt. In furtherance but not in limitation of the foregoing, should Creditor obtain a lien on or security interest in any property of Borrower to secure the Subordinated Debt, Creditor subordinates to Agent and Lenders any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interests of Creditor and the security interests of Agent (granted for the ratable benefit of Lenders), all now existing and hereafter arising security interests of Agent in any property of Borrower and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral”, as defined in that certain Loan and Security Agreement by and between (among others) Borrower, the other loan parties party thereto (together with Borrower, individually and collectively, jointly and severally, “Original Borrower”), Agent, Avenue Venture Opportunities Fund II, L.P., a Delaware limited partnership, and Avenue Growth Lending Fund III, L.P., a Delaware limited partnership (together with any other lender from time to time party thereto, each a “Lender” and collectively, the “Lenders”) dated as of May 5, 2026 (as amended, restated, amended and restated, modified, replaced or supplemented from time to time, the “Loan Agreement”), shall at all times be senior to the security interests of Creditor. Creditor hereby (a) acknowledges and consents to (i) Borrower granting to Agent, for the ratable benefit of Lenders, a security interest in the Collateral, (ii) Agent filing any and all financing statements and other documents as deemed necessary by Agent in order to perfect Agent’s security interest, granted for the ratable benefit of Lenders, in the Collateral, and (iii) the entering into of the Loan Agreement and all documents in connection therewith by Borrower, (b) acknowledges and agrees that the Senior Debt (as defined below), the entering into of the Loan Agreement and all documents in connection therewith by Borrower, and the security interest granted by Borrower to Agent, for the ratable benefit of Lenders, in the Collateral shall be permitted under the provisions of the Subordinated Debt documents (notwithstanding any provision of the Subordinated Debt documents to the contrary), (c) acknowledges, agrees and covenants that Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Agent’s security interest, granted for the ratable benefit of Lenders, in the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Agent’s security interest, granted for the ratable benefit of Lenders, in the Collateral (or any portion thereof) shall be unperfected.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Agent or Lenders now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Loan Agreement), together with all costs of collecting such obligations (including reasonable attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”).

3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to any property of Borrower, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower with respect to the Subordinated Debt, until the date that is ninety-one (91) days after (a) the Senior Debt (other than inchoate indemnity obligations) has been fully paid in cash, (b) neither Agent nor Lender have any commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Agent, Lenders and Borrower are terminated. Nothing in the foregoing paragraph shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, Creditor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to Creditor, and Creditor shall not accept any such dividends, distributions or other payments. Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to restrict the contractual rights of Creditor, or the Borrower’s obligations, with respect to any warrants, options, or capital stock that the Borrower may issue to Creditor from time to time, solely to the extent such rights relate to (i) voting, (ii) receipt of information or notices, (iii) inspection rights, (iv) registration rights, (v) anti-dilution adjustments, (vi) preemptive rights or rights of first refusal, (vii) board observation or participation rights, or (viii) conversion or exercise mechanics that do not require any payment of cash, distribution of property, redemption, repurchase, or other transfer of value (whether in cash, securities, or other property) from Borrower to Creditor (other than de minimis cash payments for fractional shares). For the avoidance of doubt, any dividend, distribution, redemption, repurchase, or other payment or transfer of value by Borrower to Creditor (whether in cash, securities, or other property) (other than (A) the issuance of additional equity securities upon exercise or conversion of warrants or options where Creditor pays the applicable exercise or conversion price or (B) de minimis cash payments for fractional shares) shall remain subject to the subordination and payment blockage provisions of this Agreement.

4. Creditor shall promptly deliver to Agent in the form received (except for endorsement or assignment by Creditor where required by Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

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5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Agent and each Lender’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

6. Creditor shall give Agent prompt written notice of the occurrence of any default or event of default under any document, instrument or agreement evidencing or relating to the Subordinated Debt, and shall, simultaneously with giving any notice of default to Borrower, provide Agent with a copy of any notice of default given to Borrower. Creditor acknowledges and agrees that any default or event of default under the Subordinated Debt documents shall be deemed to be a default and an event of default under the Senior Debt documents.

7. Until the Senior Debt (other than inchoate indemnity obligations) has been fully paid in cash and Agent and each Lender’s obligations owing to Borrower have been terminated, Creditor irrevocably appoints Agent as Creditor’s attorney-in-fact, and grants to Agent a power of attorney with full power of substitution, in the name of Creditor or in the name of Agent, for the use and benefit of Agent, without notice to Creditor, to perform at Agent’s option the following acts in any Insolvency Proceeding involving Borrower: (i) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 10 days before the expiration of the time to file claims in such Insolvency Proceeding and if Agent elects, in its sole discretion, to file such claim or; and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Agent deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing: (x) until the Senior Debt has been fully paid in cash and Agent and Lenders’ agreements to lend any funds to Borrower have been terminated, Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) Creditor shall not assert, without the prior written consent of Agent, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Agent may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Agent, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Agent, Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Agent has consented to, or supports, such sale or disposition of such assets.

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8. Creditor represents and warrants that Creditor has provided Agent with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. By the execution of this Agreement, Creditor hereby authorizes Agent to amend any financing statements filed by Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Avenue Venture Opportunities Fund II, L.P., in its capacity as administrative and collateral agent, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Avenue Venture Opportunities Fund II, L.P. in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Avenue Venture Opportunities Fund II, L.P..”

9. Creditor shall not amend the terms of any Subordinated Debt unless Borrower and/or Creditor provides Agent with not less than ten (10) Business Days’ written notice (or such shorter period as consented to by Agent) and without the prior written consent of Agent if the amendment is (a) adverse to Agent or Lenders or (b) impairs the rights of Agent under this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interests or liens that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Subordinated Debt, or (b) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Agent shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower except in accordance with the terms of the Senior Debt. Upon written notice from Agent to Creditor of Agent’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Agent (or by Borrower with consent of Agent), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and Creditor shall upon written request by Agent, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof (other than inchoate indemnity obligations), with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Agent as attorney in fact for Creditor with full power of substitution to release Creditor’s liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

10. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by Agent or any Lender for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Agent, for distribution to Lenders in accordance with the terms of the Loan Agreement, all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Agent may take such actions with respect to the Senior Debt and the Collateral as Agent, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral , judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any of the Collateral, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Agent’s rights hereunder. Until the Senior Debt has been fully paid in cash and Agent and Lenders’ agreements to lend any funds to Borrower have been terminated, Creditor agrees not to assert against Lender (a) any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Creditor a guarantor or surety; (b) the right, if any, to require Lender to marshal or otherwise require Lender to proceed to dispose of or foreclose upon any of the Collateral in any manner or order; and (c) any right of subrogation, contribution, reimbursement, or indemnity which it may have against Borrower arising directly or indirectly out of this Agreement.

11. All necessary action on the part of Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally. The execution, delivery and performance of and compliance with this Agreement by Creditor will not (a) result in any material violation or default of any term of any of Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.

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12. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Agent and/or any Lender, provided, however, Creditor agrees that, prior and as conditions precedent to Creditor assigning all or any portion of the Subordinated Debt: (a) Creditor shall give Agent prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Creditor. This Agreement shall remain effective until terminated in writing by Agent. This Agreement is solely for the benefit of Creditor and Agent and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Agent makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13. Creditor hereby agrees to execute such documents and/or take such further action as Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Agent.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF CREDITOR AND AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF CREDITOR AND AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW. In the event of any conflict between the terms of this Agreement and the terms of any Subordinated Debt Document (including, without limitation, the Promissory Note), the terms of this Agreement shall govern and control as between Creditor and Agent, regardless of any contrary choice of law provision contained in any Subordinated Debt Document. Creditor acknowledges and agrees that the Subordinated Debt Documents shall be interpreted in a manner consistent with the subordination provisions set forth herein, and any provision of the Subordinated Debt Documents that would, if enforced, violate or be inconsistent with the terms of this Agreement shall be deemed modified to the extent necessary to give effect to the terms of this Agreement.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, CREDITOR AND AGENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. CREDITOR AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

16. RESERVED.

17. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Agent or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Agent.

18. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CREDITOR:

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chairman and Chief Executive Officer

[Signature Page to Subordination Agreement - Creditor]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address for Notices:

[***]

[Signature Page to Subordination Agreement - Agent]

The undersigned approves of the terms of this Agreement.

BORROWER:

CITIUS ONCOLOGY, INC.

By:
Name:	Leonard Mazur
Title:	Chief Executive Officer and President

Address for Notices:

[***]

[Signature Page to Subordination Agreement - Borrower]

Exhibit 99.1

Citius Oncology, Inc. Secures Up to $36.5 Million in Debt and Equity Capital to Accelerate LYMPHIR® Commercialization

Avenue Capital Group to provide up to $25 Million via Senior Credit Facility with an initial $10 million tranche funded at closing; additional tranches subject to certain conditions

Gross proceeds of approximately $11.5 million secured by a concurrent exercise of certain outstanding warrants held by single healthcare-focused institutional investor

Financings to support ongoing commercial execution while preserving flexibility for future growth initiatives

CRANFORD, N.J., May 5, 2026 -- Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), a specialty biopharmaceutical company focused on the development and commercialization of novel targeted oncology therapies, today announced that it has entered into a senior secured term loan credit facility (the “Credit Facility”) with Avenue Venture Opportunities Fund II, L.P., a fund of Avenue Capital Group (“Avenue”), providing for up to $25 million in capital to support the ongoing commercialization of LYMPHIR® (denileukin diftitox-cxdl), approved by the Food and Drug Administration (FDA) for the treatment of adult patients with relapsed or refractory Stage I-III cutaneous T-cell lymphoma (CTCL) after at least one prior systemic therapy, and has also entered into a definitive agreement for the immediate exercise of certain outstanding warrants, with expected gross proceeds to the Company of approximately $11.5 million. The combined financings are expected to provide enhanced financial flexibility to support commercial execution, working capital, and general corporate purposes.

“This Credit Facility strengthens our ability to continue to execute on the LYMPHIR launch, aligning capital access with commercial performance, and underscoring the confidence that a global investment firm like Avenue Capital has in our commercial trajectory and the long-term potential of LYMPHIR. In parallel, the warrant exercise financing provides additional near-term capital to further support our commercial efforts Collectively, this provides the company with meaningful financial flexibility as we continue to scale our commercial infrastructure, drive adoption of LYMPHIR among treating physicians, and expand patient access to this important therapy for relapsed or refractory cutaneous T-cell lymphoma. We are pleased to have Avenue as a capital partner as we advance our mission to improve outcomes for patients with limited treatment options,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology and Citius Pharmaceuticals.

“Citius Oncology has a differentiated, FDA-approved therapy with a targeted commercial opportunity. We are excited to support the Citius team as they execute on their commercialization strategy and work to realize the full value of their first FDA-approved asset,” said Chad Norman, Senior Portfolio Manager of Avenue Capital Group.

H.C. Wainwright & Co. is acting as the exclusive origination, structuring and placement agent to Citius Oncology for the financings.

Financings Summary

The Credit Facility has a term of 3.5 years and includes an initial tranche of $10 million, to be fully funded at closing, plus two additional tranches of up to an aggregate of $15 million, subject to achievement of predefined revenue milestones and liquidity conditions. The Company has agreed to issue to Avenue warrants to purchase up to 11,111,111 shares of the Company’s common stock, at an exercise price of $0.90 per share, exercisable for a period of five years following the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the warrants. The Company will also issue to Avenue warrants to purchase shares of common stock equal to 10% of the amount funded in each future tranche, divided by the exercise price of $0.90 per share. Additionally, Avenue will have the right, at any time while any loan is outstanding, to convert up to $4.0 million of the outstanding principal under the credit facility into shares of the Company’s common stock at a price per share equal to 120% of the exercise price of the warrant, subject to certain terms and conditions, including beneficial ownership limitations.

Concurrently, the Company entered into definitive agreements with a single healthcare-focused institutional investor for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 12,777,778 shares of common stock, originally issued in July 2025, September 2025, and December 2025, at a reduced exercise price of $0.90 per share, with expected gross proceeds to the Company of approximately $11.5 million prior to deduction of placement agent fees and other offering expenses. In consideration for the immediate exercise of these warrants for cash, the Company will issue new unregistered warrants to purchase up to 25,555,556 shares of common stock. The new warrants will have an exercise price of $0.90 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants and will expire five years after the later of (i) the date of stockholder approval and (ii) the effective date of the Resale Registration Statement (as defined below). The new warrant offering is expected to close on or about May 6, 2026, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the financings primarily to fund ongoing LYMPHIR commercialization efforts such as sales force expansion, market access initiatives, medical affairs activities, and manufacturing supply chain support, with the remainder to be used for working capital and general corporate purposes.

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Warrant Offering Disclosure

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants (the “Resale Registration Statement”).

The Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 15,697,024 shares of the Company’s common stock that were previously issued to the investor in December 2025, with an exercise price of $1.09 per share, effective upon the closing of the offering, such that the amended warrants will have a reduced exercise price of $0.90 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants and will expire five years after the date of stockholder approval.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About LYMPHIR® (denileukin diftitox-cxdl)

LYMPHIR is a targeted immune therapy for relapsed or refractory cutaneous T-cell lymphoma (CTCL) indicated for use in Stage I-III disease after at least one prior systemic therapy. It is a recombinant fusion protein that combines the IL-2 receptor binding domain with diphtheria toxin (DT) fragments. The agent specifically binds to IL-2 receptors on the cell surface, causing diphtheria toxin fragments that have entered cells to inhibit protein synthesis. After uptake into the cell, the DT fragment is cleaved and the free DT fragments inhibit protein synthesis, resulting in cell death. Denileukin diftitox-cxdl demonstrated the ability to deplete immunosuppressive regulatory T lymphocytes (Tregs) and antitumor activity through a direct cytocidal action on IL-2R-expressing tumors.

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In 2021, denileukin diftitox received regulatory approval in Japan for the treatment of relapsed or refractory CTCL and peripheral T-cell lymphoma (PTCL). Subsequently, in 2021, Citius acquired an exclusive license with rights to develop and commercialize denileukin diftitox in all markets except for India, Japan and certain parts of Asia. LYMPHIR (denileukin diftitox-cxdl) was approved by the FDA and subsequently launched in the U.S. in December 2025.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. The Company believes the addressable U.S. market exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Avenue Capital Group

Avenue Capital Group is a global investment firm founded in 1995 and headquartered in New York, with offices across the United States, Europe, Asia, and Abu Dhabi. The firm manages assets estimated at approximately $9.8 billion and is primarily focused on specialty lending, opportunistic credit, and other special situations investments. The Avenue Growth Lending strategy seeks to provide creative financing solutions to high-growth, publicly traded and venture capital-backed technology and life science companies, focusing generally on companies within the underserved segment of the market created by the widening financing gap between commercial banks and larger debt funds. For more information, please visit www.avenuecapital.com.

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Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price, and include all statements related to the closing and intended use of net proceeds from the offerings. Factors that could cause actual results to differ materially from those currently anticipated are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; the availability of future tranches under the Credit Facility and our ability to conduct future financings; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to secure strategic partnerships and expand international access to LYMPHIR; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our ability to regain compliance with Nasdaq’s continued listing standards; early-stage clinical data may not be predictive of results from larger or later-stage studies; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; our ability to procure cGMP commercial-scale supply; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

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